SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the registrant  [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:

[X] Preliminary proxy statement
[ ] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          NAPRO BIOTHERAPEUTICS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                          NaPro BioTherapeutics, Inc.
                  -------------------------------------------
                  (Name of Persons(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transactions apply:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0 -11:

    (4) Proposed maximum aggregate value of transaction:

[X] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid: $125

    (2) Form, schedule or registration statement no.: Schedule 14A

    (3) Filing party: NaPro Biotherapeutics, Inc.

    (4) Date filed: June 6, 1996

                           NAPRO BIOTHERAPEUTICS, INC.
                             6304 Spine Road, Unit A
                             Boulder, Colorado 80301
                       -----------------------------------

                    Notice of Annual Meeting of Stockholders
                           to be held on July 30, 1996
                       -----------------------------------

TO THE STOCKHOLDERS OF NAPRO BIOTHERAPEUTICS, INC.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NaPro BioTherapeutics, Inc. (the "Company"), a Delaware corporation, will be held on July 30, 1996, at 9:00 A.M. at the conference center at the Raintree Plaza Hotel, 1850 Industrial Circle, Longmont, Colorado, for the following purposes:

         1. In connection with proposal 2, to elect three Class I directors to serve until the next annual meeting of stockholders, three Class II directors to serve until the 1998 annual meeting of stockholders and three Class III directors to serve until the 1999 annual meeting of stockholders, or if proposal 2 is not approved, to elect nine directors to serve until the next annual meeting of stockholders;

         2. To approve amendments to the Company's Amended and Restated Certificate of Incorporation to (a) classify the Board of Directors into three classes; (b) provide that directors may be removed only for cause and only with the approval of the holders of at least 80% of the voting power of the Company; and (c) require the concurrence of the holders of at least 80% of the voting power of the Company to alter, amend or repeal, or to adopt any provision inconsistent with, the foregoing amendments;

         3. To approve amendments to the Company's 1994 Long-Term Performance Incentive Plan (the "1994 Plan") to: (i) increase the maximum number of shares of Common Stock issuable as awards under the Plan from 375,000 to 875,000 (of which 180,000 shares will be reserved for issuance to non-employee directors under the formula provisions of the 1994 Plan); (ii) provide that the maximum number of underlying shares of Common Stock that any participant may be granted under awards under the Plan in any one taxable year will be 200,000 shares; (iii) increase the number of shares of Common Stock underlying automatic grants of non-qualified stock options to non-employee directors from 5,000 to 10,000 shares; (iv) provide for automatic grants of non-qualified stock options to purchase 10,000 shares of Common Stock to each director who serves as chairman of the Audit, Compensation and Strategic Planning Committees of the Board of Directors; (v) provide for a period of 90 days following termination of an employee's relationship with the Company, or for a period of three years in the case of a resignation or removal of a non-employee director, during which vested stock options granted under the 1994 Plan will remain exercisable, unless an employee or a non-employee director, as the case may be, is terminated or removed for cause; and (vi) provide that plan participants who resume employment or performance of services for the Company after termination by reason of disability may exercise unvested stock options in accordance with a revised vesting schedule and that the expiration date of such stock options (other than incentive stock options) be automatically extended by the length of time such participant remained terminated by reason of disability.

         4. To ratify the selection by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1996; and

         5. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

         The Board of Directors has fixed the close of business on May 31, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. TO ENSURE YOUR REPRESENTATION AT THE MEETING, HOWEVER, YOU ARE ENCOURAGED TO MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A POSTAGE PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE.

         ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF THAT STOCKHOLDER HAS RETURNED A PROXY.


                                          By Order of the Board of Directors




                                          Patricia A. Pilia, Ph.D.
                                          Secretary

Boulder, Colorado
June __, 1996
                                        2

                           NAPRO BIOTHERAPEUTICS, INC.
                             6304 Spine Road, Unit A
                             Boulder, Colorado 80301

                                 PROXY STATEMENT

GENERAL

         The enclosed proxy is solicited by the Board of Directors of NaPro BioTherapeutics, Inc. (the "Company" or "NaPro") for use at the Annual Meeting of Stockholders to be held on July 30, 1996, at 9:00 A.M. at the conference center at the Raintree Plaza Hotel, 1850 Industrial Circle, Longmont, Colorado, or at any adjournment or postponement of that meeting, for the purposes set forth in the foregoing Notice of Annual Meeting. This Proxy Statement is being furnished to holders of the Company's voting common stock, $0.075 par value per share ("Common Stock") and Series A Convertible Preferred Stock, $.001 par value per share ("Preferred Stock"). The cost of solicitation of proxies will be paid by the Company. Copies of solicitation material will be furnished to brokers, fiduciaries, and custodians to forward to beneficial owners of Common Stock and/or Preferred Stock held in their names. The Company will reimburse brokers and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. This Proxy Statement and accompanying proxy will be mailed on or about June__, 1996 to all stockholders entitled to vote at the meeting. Unless the context otherwise requires, the terms, "Company" and "NaPro" include the Company and each of its subsidiaries.


ANNUAL REPORT

         The Annual Report to Stockholders covering NaPro's fiscal year ended December 31, 1995 including audited financial statements is enclosed herewith. This Annual Report to Stockholders does not form any part of the material for the solicitation of proxies.


STOCKHOLDER PROPOSALS

         Proposals by stockholders that are intended to be presented at the Company's 1997 Annual Meeting of Stockholders must be received by the Secretary of the Company not later than January 1, 1997, in order to be included in the proxy statement and proxy relating to the 1997 Annual Meeting.


VOTING SECURITIES,  REVOCABILITY OF PROXY

         Only stockholders of record at the close of business on May 31, 1996 are entitled to notice of and to vote at the meeting. As of May 31, 1996, there were 8,522,896 shares of Common Stock and 125,000 shares of Preferred Stock outstanding. Each such share is entitled to one vote. There are no other classes of voting securities outstanding. Abstentions and broker votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. For proposal 1, directors are elected by a plurality of the votes cast at the annual meeting. Approval of Proposal 2 to amend the Company's Amended and Restated Articles of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock and Preferred Stock as of the Record Date voting as a single class. Approval of Proposal 3 to amend the Company's 1994 Long-Term Performance Incentive Plan (the "1994 Plan") and Proposal 4 to ratify the selection of Ernst & Young LLP as the Company's independent auditors requires the affirmative vote of a majority of the shares of Common Stock and Preferred Stock voting as a single class represented in person or by proxy at the annual meeting and entitled to vote. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, and broker non-votes. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.

         Any stockholder giving a proxy has the power to revoke it any time before it is exercised. Proxies may be revoked by filing with the Secretary of the Company at the principal executive office of the Company, 6304 Spine Road, Unit A, Boulder, Colorado, 80301, a written notice of revocation, or a duly executed proxy bearing a later date. Proxies may also be revoked by attendance at the Annual Meeting and an election to vote in person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of May 31, 1996, regarding ownership of the Common Stock and the Preferred Stock by (1) persons believed by the Company to be the beneficial owners of more than five percent of its outstanding Common Stock and Preferred Stock; (2) by each Director and nominee for director and by the officers of the Company named in the Summary Compensation Table; and (3) by all current executive officers and directors of the Company as a group. Unless otherwise noted, all addresses are care of: NaPro BioTherapeutics, Inc., 6304 Spine Road, Unit A, Boulder, CO 80301.



                                          NUMBER OF                            NUMBER OF
NAME OF DIRECTOR, OFFICER OR              SHARES OF         PERCENT OF         SHARES OF          PERCENT OF
BENEFICIAL OWNER(1)                     COMMON STOCK           CLASS        PREFERRED STOCK         CLASS
- ----------------------------            ------------        ----------      ---------------       ----------
Leonard P. Shaykin                       1,182,742(2)(3)       13.1%               0                  0%

Sterling K. Ainsworth                    1,108,019(3)(4)       13.0%               0                  0%

Patricia A. Pilia                          290,079(3)(5)        3.4%               0                  0%

Gordon H. Link, Jr.                            19,167(6)         *                 0                  0%

Phillip Frost                                  10,000(7)         *                 0                  0%
c/o IVAX Corporation
8800 Northwest 36th Street
Miami, Florida 33178

Arthur H. Hayes, Jr.                                   0         0                 0                  0%

E. Garrett Bewkes, Jr.                         80,167(8)         *                 0                  0%

Vaughn D. Bryson                                       0         0                 0                  0%

Mark B. Hacken                                         0         0                 0                  0%

Richard C. Pfenniger, Jr.                      11,000(9)         *                 0                  0%
c/o IVAX Corporation
8800 Northwest 36th Street
Miami, Florida 33178

All Directors and Executive                2,923,140(10)       32.2%               0                  0%
Officers as a Group (13 persons)

D&N Holding Company                        1,126,398(3)(11)    13.2%               --                 --
c/o IVAX Corporation
8800 Northwest 36th Street
Miami, Florida 33178

Knowlton Brothers, Inc.                      557,100(12)        6.5%               --                 --
530 Fifth Avenue
New York, NY 10036

Mervyn Adelson Trust                         275,000(13)        3.3%          125,000               100%
10100 Santa Monica Boulevard
Suite 1300
Los Angeles, CA  90067
- ----------
* Less than 1%.
                                        3


(1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock or Preferred Stock beneficially owned by them.

(2) Includes warrants to purchase 507,111 shares of Common Stock. Such warrants were purchased by Mr. Shaykin from various third parties unaffiliated with the Company and from D&N Holding Company ("D&N"), a wholly owned subsidiary of IVAX Corporation ("IVAX").

(3) IVAX (through D&N), Mr. Shaykin, Dr. Ainsworth, Dr. Pilia and the Company are parties to an amended Stockholders Agreement dated as of June 7, 1993 (the "Stockholders Agreement"), pursuant to which, among other things, each of such directors and IVAX is obligated to vote for the election of Dr. Ainsworth (as long as he owns beneficially (before taking into consideration any shares issuable upon exercise or conversion of outstanding options and warrants or convertible securities, respectively) 10% or more of the outstanding Common Stock) and two individuals designated by IVAX to the Company's Board of Directors. These designees currently are Dr. Frost and Mr. Pfenniger. By virtue of this provision of the Stockholders Agreement, each of such directors and IVAX may be deemed to share the power to vote or direct the vote of the shares deemed beneficially owned by the parties to the Stockholders Agreement with each of the other parties to the Stockholders Agreement. Each of Mr. Shaykin, Dr. Ainsworth, Dr. Pilia and IVAX disclaims that it, he, or she and any one or more other parties to the Stockholders Agreement constitute a group under Rule 13d-5(b)(1) of the Act, pursuant to which such group may be deemed to beneficially own the shares directly beneficially owned by each of such directors and IVAX.

(4) Includes 122,667 shares of Common Stock issuable upon exercise of non-plan options granted to Dr. Ainsworth in connection with the formation of the Company in 1991 and 42,550 shares of Common Stock gifted by Dr. Ainsworth to relatives and certain other persons, which Dr. Ainsworth may be deemed to beneficially own by virtue of holding powers of attorney to vote and take certain other actions with respect to such shares. Dr. Ainsworth, who is engaged to be married to Dr. Pilia, disclaims beneficial ownership of the shares of Common Stock beneficially owned by Dr. Pilia and the gifted shares over which Dr. Ainsworth holds powers of attorney.

(5) Includes 36,800 shares of Common Stock issuable upon exercise of non-plan options granted to Dr. Pilia in connection with formation of the Company in 1991, 1,000 shares of Common Stock issuable upon exercise of warrants purchased by Dr. Pilia in the Company's initial public offering, and 10,800 shares of Common Stock gifted by Dr. Pilia to relatives and certain other persons which Dr. Pilia may be deemed to beneficially own by virtue of holding powers of attorney to vote and take certain other actions with respect to such shares. Dr. Pilia disclaims beneficial ownership of shares of Common Stock beneficially owned by Dr. Ainsworth and the gifted shares over which Dr. Pilia holds powers of attorney. See note (4) above.

(6) Includes 16,667 shares of Common Stock issuable upon the exercise of options granted to Mr. Link under the Company's 1993 Stock Option Plan and 2,500 shares of Common Stock issuable upon the exercise of options granted to Mr. Link under the 1994 Plan.

(7) Includes 10,000 shares of Common Stock issuable upon exercise of options granted to Mr. Frost under the 1994 Plan.

(8) Includes 13,500 shares of Common Stock issuable upon exercise of options granted to Mr. Bewkes under the 1994 Plan.

(9) Includes 11,000 shares of Common Stock issuable upon exercise of options granted to Mr. Pfenniger under the 1994 Plan.

(10) Includes an aggregate of 723,912 shares of Common Stock issuable upon exercise of warrants, non-plan options, and options granted under the 1993 Stock Option Plan and the 1994 Plan.
                                        4

(11) Information in the table as to beneficial ownership of Common Stock by IVAX and D&N is based upon filings with the Company made on Schedule 13G by IVAX. Such shares are held directly by D&N. Mr. Pfenniger is an officer and director of D&N and Mr. Pfenniger and Dr. Frost are executive officers of IVAX, and the Company has been advised that Dr. Frost beneficially owns approximately 11.8 of IVAX's voting securities. Dr. Frost and Mr. Pfenniger disclaim beneficial ownership of the shares of Common Stock held by D&N.

(12) Information in the table as to beneficial ownership of Common Stock by Knowlton Brothers, Inc. ("KBI") is based on a statement of ownership on
      Schedule 13D filed by on behalf of KBI and a number of related entities, namely: The Family Partnership, L.P., The Frontier Partnership, L.P., Flagship Partners, Ltd., Family Partners & Co., Frontier Partners & Co., Knowlton Associates, Inc., Winthrop Knowlton ("WK"), Stanley Knowlton ("SK"), Christopher Knowlton, Hugh Knowlton Trust For The Benefit of Erica Knowlton and Margaret F. Knowlton as Custodian for Craig Stanley Knowlton (collectively, the "Reporting Persons"). The Reporting Persons own beneficially an aggregate amount of 557,100 shares of Common Stock (including 125,000 shares that may be acquired upon conversion of shares of Convertible Preferred Stock of the Company and 600 shares that may be acquired upon exercise of warrants to purchase Common Stock), constituting approximately 6.5 % of the shares of the Common Stock outstanding. Based on such Schedule 13D, none of such Reporting Persons individually owns more than 5.0% of the outstanding Common Stock. As described in such
      Schedule 13D, KBI, WK and SK may be deemed to beneficially own greater than 5.0% percent of the outstanding Common Stock based on the relationships among the Reporting Persons. According to such Schedule 13D, the Reporting Persons have acquired such 557,100 shares of Common Stock solely for investment and the Reporting Persons have no plans to seek control of the Company.

(13) Includes 110,000 shares of Common Stock and warrants to purchase 40,000 shares of Common Stock, and 125,000 shares of Convertible Preferred Stock, Series A which is convertible into Common Stock. Mervyn Adelson, a trustee of the Mervyn Adelson Trust, is deemed to beneficially own the Preferred Stock.



                        PROPOSAL 1: ELECTION OF DIRECTORS

      The Company's Board of Directors currently consists of nine members: namely, Leonard P. Shaykin (Chairman); Sterling K. Ainsworth, Ph.D.; Patricia A. Pilia, Ph.D.; E. Garrett Bewkes, Jr.; Richard C. Pfenniger, Jr.; Phillip Frost, M.D.; Arthur H. Hayes, Jr., M.D.; Mark B. Hacken; and Vaughn D. Bryson. The terms of office of all nine members of the Board of Directors expire at the Annual Meeting.

      If the proposed amendments to the Company's Amended and Restated Certificate of Incorporation set forth in Proposal 2 are adopted, the Company's directors will be divided into three classes and three directors will be elected at the Annual Meeting for a term expiring at the 1997 annual meeting of stockholders, three directors will be elected for a term expiring at the 1998 annual meeting of stockholders and the remaining three directors will be elected for a term expiring at the 1999 annual meeting of stockholders (or, in each case, until their respective successors are duly elected and qualified). If such proposed amendments are not adopted, all nine nominees will be elected for a term expiring at the 1997 annual meeting of stockholders (or, in each case, until their respective successors are duly elected and qualified). Unless otherwise indicated on any proxy, shares represented by proxies will be voted for all of the nominees, if Proposal 2 is approved, as follows: Mr. Shaykin and Drs. Frost and Hayes for a term expiring at the 1997 annual meeting of stockholders; Dr. Pilia and Messrs. Bewkes and Bryson for a term expiring at the 1998 annual meeting of stockholders; and Dr. Ainsworth and Messrs. Hacken and Pfenniger for a term expiring at the 1999 annual meeting of stockholders; or, if Proposal 2 is not approved, to a term expiring at the 1997 annual meeting of stockholders as described above.

      Each person nominated has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable for service. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the re-election of these nine nominees. If any nominee should become unavailable for election due to an unexpected occurrence, such shares will be voted for the election of a substitute nominee as the current Board of Directors may propose.


CLASS I DIRECTORS

      LEONARD P. SHAYKIN, 52, has served as Chairman of the Board since June 1993. Pursuant to his Executive Agreement, Mr. Shaykin is not required to devote more than 20 hours in any week nor more than 80 hours in any month to the Company's affairs. In 1995, Mr. Shaykin founded Shaykin & Company, a private investment holding firm. Prior to founding Shaykin & Company, Mr. Shaykin served as founding and managing partner in Adler & Shaykin, an equity investment partnership organized to sponsor leveraged buyouts. Prior thereto, Mr. Shaykin was Vice President, director and a member of the Investment Committee of Citicorp Venture Capital, Ltd. and Citicorp Capital Investors, Inc., the venture capital and equity investment subsidiaries of Citicorp and Citibank. Mr. Shaykin is Chairman of the Board of Directors of Kimeragen, Inc., a privately held gene repair company, a director of Avigen, a public gene therapy company, Chairman of the Neuroblastoma Foundation and a director of the Jerusalem Post, an English-language offshore newspaper. Mr. Shaykin is also a governing trustee of The Jackson Laboratories, a privately held genetic research institute, and a trustee of the University of Chicago Graduate School of Business. Mr. Shaykin is a graduate of the University of Chicago (B.A., M.A., M.B.A.).

      PHILLIP FROST, M.D., 59, has served as a director of the Company since June 1993. Dr. Frost has served as Chairman and Chief Executive Officer of IVAX since 1987, and as President of IVAX from July 1991 to January 1995. He is the Vice Chairman of the Board of Directors of North American Vaccine, Inc. Dr. Frost was the Chairman of the Department of Dermatology at Mt. Sinai Medical Center of Greater Miami, Miami Beach, Florida from 1972 to 1990. He was Chairman of the Board of Directors of Key Pharmaceuticals, Inc. from 1972 to 1986. He is a director of American Exploration Company (an oil and gas exploration and production company), Northrup Grumman Corp., and Whitman Education Group, Inc. He is a trustee of the University of Miami and a member of the Board of Governors of the American Stock Exchange.

      ARTHUR H. HAYES, JR., M.D., 63, was appointed a director of the Company in March 1996. He is currently President and Chief Operating Officer of MediScience Associates, Inc., a pharmaceutical consulting company and is a Professor of Medicine at New York Medical College and Pennsylvania State University College of Medicine. From 1981 to 1983, Dr. Hayes served as the Commissioner of the FDA. From 1986 to 1991, he was President and Chief Executive Officer of EM Pharmaceuticals, as well as a member of the board of directors. Dr. Hayes served as Provost & Dean at New York Medical College from 1983 to 1986, and served as the Director of the Institute of Human Values in Medical Ethics, International Health and Biomedical Sciences, the latter of which he also served as Chairman. Dr. Hayes has held several posts with Pennsylvania State University which included Professor of Medicine and Pharmacology from 1977 to 1981, Dean of Admissions from 1976 to 1979 and Associate Professor of Medicine and Pharmacology and Director of the Division of Clinical Pharmacology from 1972 to 1977. Dr. Hayes currently serves on the board of directors of Myriad Genetics, Inc. (a genomic research and pharmaceutical company) and of Celgene Corporation (a pharmaceutical company). Dr. Hayes' received his M.D. from Cornell University Medical College, and also attended Cornell's Graduate School of Medical Sciences, Department of Pharmacology. He undertook premedical studies, and attended medical school at Georgetown University. Dr. Hayes received his M.S. (Philosophy, Politics and Economics) from Oxford University, where he was a Rhodes Scholar, and his A.B. (Philosophy) from Santa Clara University in 1955.


CLASS II DIRECTORS

      E. GARRETT BEWKES, JR., 68, has served as a director of the Company since September 1993. Since April 1987, Mr. Bewkes has been a director of PaineWebber Group, Inc. and a consultant and Chairman of a number of PaineWebber mutual funds. From 1982 until 1987 he was Chairman of American Bakeries Corp and currently serves as a director of Interstate Bakeries Corp.

      VAUGHN D. BRYSON, 56 was appointed a director of the Company in March 1996. Vaughn Bryson has been Vice Chairman of Vector Securities International, Inc. ("Vector"), a specialty health care investment banking firm, since April 1994. Prior to joining Vector, Mr. Bryson worked in various positions for Eli Lilly and Company for 32 years, including in sales/market research, human resources, distribution, sales management and new product planning. Mr. Bryson served as Eli Lilly's President and Chief Executive Officer from 1991 until June 1993. Mr. Bryson was a director of Eli Lilly from 1984 until his retirement in 1993. Mr. Bryson is a Director of three public companies, ARIAD Pharmaceuticals, Inc., Endo Vascular Technologies, Inc. and Perclose, Inc. Mr. Bryson earned a B.S. in Pharmacy from the University of North Carolina and completed the Stanford Sloan Program at Stanford University Graduate School of Business.

      PATRICIA A. PILIA, PH.D., 47, a co-founder of the Company, has served as a director of the Company since its inception. She was appointed Secretary of the Company in November 1991, Treasurer of the Company in October 1992 and Vice President of BioResearch and Toxicology in March 1993. In 1990, she co-founded, with Dr. Ainsworth, Pacific Biotechnology, Inc. (a predecessor of the Company) and served as its Vice President and Director of Biotechnology. From 1983 to 1991, Dr. Pilia was an Assistant Professor of Pathology in the College of Medicine and Dental Medicine and the College of Graduate Studies at the Medical University of South Carolina ("MUSC"). Dr. Pilia served as the Assistant Director of the MUSC Immunopathology Diagnostic and Research Laboratories from 1985 to 1991. Since 1984 she has been a consultant to industry on the design and development of biomedical devices and treatment modalities and the design and performance of clinical trials. Dr. Pilia received a Bachelor's degree in 1970 from Boston University, a Master's degree in Immunology/Microbiology in 1978 and a Doctoral degree in Pathology in 1980 from MUSC. Dr. Pilia is engaged to marry Dr. Ainsworth, a director and chief executive officer of the Company.


CLASS III DIRECTORS

      STERLING K. AINSWORTH, PH.D., 56, a co-founder of the Company, has served as an executive officer and director of the Company since its inception, as Chief Executive Officer since November 1991 and as President since October 1992. In 1990, he co-founded, with Dr. Pilia, Pacific Biotechnology, Inc. and served as Chairman and President of such company until the Company's inception. From 1972 until 1990, Dr. Ainsworth held various levels of professorships of Pathology with tenure in the College of Medicine and Dental Medicine and Graduate Studies at MUSC, where he established, developed and directed MUSC's Immunopathology Diagnostic Laboratory. Dr. Ainsworth received a Bachelor's degree from the University of Mississippi in 1963. He received a Master's degree in Medical Microbiology in 1965 and a Doctoral degree in Medical Science in 1969 from the University of Mississippi Medical School. He completed his post-doctoral fellowship in the Department of Pathology at Harvard Medical School from 1970 to 1972. Dr. Ainsworth is engaged to marry Dr. Pilia, a director and officer of the Company.

      MARK B. HACKEN, 60, was appointed a director of the Company in March 1996. He is currently President of MBH International, a retail and health care consulting company. He is the former Chief Executive Officer of FHP International Corporation ("FHP International"), a $4 billion HMO with members in 11 states, and its operating subsidiary, FHP Incorporated ("FHP Incorporated"), a diversified health care services company. Prior to his appointment to the Office of the Chief Executive in October 1993, he served on the board of directors of FHP International and of FHP Incorporated for two years and seven years, respectively. He was co-founder and President of Elliott Drugs, and President of Drug King after the firm was acquired from DART Industries. After Drug King was sold to Thrifty Corporation, he was instrumental in converting them to the Thrifty Jr. drug store concept and he was President of that division. Mr. Hacken received a B.S. in Pharmacy from the University of Florida.

      RICHARD C. PFENNIGER, JR., 40, has served as a director of the Company since June 1993. Mr. Pfenniger has served as Chief Operating Officer of IVAX since April 1994. He served as Senior Vice President-Legal Affairs, Secretary and General Counsel of IVAX from 1989 until April 1994, and as Secretary of IVAX from 1990 until April 1994. For during the seven-year period prior to joining IVAX, Mr. Pfenniger was engaged in private law practice, most recently as a member of the law firm of Greer, Homer & Bonner, P.A. in Miami, Florida. Mr. Pfenniger is a director of Whitman Education Group, Inc. and North American Vaccine, Inc.

MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR EACH NOMINEE FOR RE-ELECTION TO THE BOARD.


OTHER EXECUTIVE OFFICERS

      LAWRENCE HELSON, M.D., 65, joined the Company as a director and in the part-time position of Vice President, Clinical Research in July 1993. Dr. Helson served as a director of the Company until March 1996. Since July 1988, Dr. Helson has been head of the Neuro-Oncology Laboratory in the Division of Neoplastic Diseases, Department of Medicine at New York Medical College. From July 1986 until June 1988, Dr. Helson was an Associate Director with ICI Pharmaceuticals. From July 1968 until June 1986, Dr. Helson was an attending physician with Memorial Sloan-Kettering, a cancer research center. Pursuant to his Executive Agreement, Dr. Helson is not required to devote more than 15 hours in any week nor more than 60 hours in any month to the Company's affairs. Dr. Helson received his B.S. from the College of the City of New York in 1953, his M.S. from the New York University Graduate School of Arts and Sciences in 1957 and his M.D. from the University of Geneva (Switzerland) Medical School in 1962.

      GORDON H. LINK, JR., 42, a certified public accountant and a certified management accountant, joined the Company as Vice President, Finance and Chief Financial Officer in September 1993. Prior thereto, Mr. Link served concurrently as Corporate Controller of Synergen, Inc. and of the Syntex-Synergen Neuroscience Joint Venture. From February 1991 until April 1993, Mr. Link was Treasurer of Synergen Development Corporation. From October 1983 through May 1990, Mr. Link practiced as a certified public accountant, most recently in the position of Audit Manager with Deloitte & Touche. He received undergraduate degrees in chemistry from Rensselaer Polytechnic Institute in 1976 and in accounting from Metropolitan State College in 1983.

      DAVID L. DENNY, 44, has served as Vice President, Operations of the Company since September 1995. From 1991 to 1993, Mr. Denny served as Vice-President of Operations for Somatogen, Inc. Prior thereto, Mr. Denny served in manufacturing and quality assurance capacities with Miles Pharmaceutical, Abbott Laboratories and Kabi-Pharmacia. He received a B.S. in Biological Sciences from Tennessee Technological University in 1972 and attended graduate school at the same institution from 1972 to 1974.

      JAMES D. MCCHESNEY, PH.D., 56, joined the Company as Vice-President of Natural Products Chemistry in January 1996. From 1987 until June 1995, he served as Director of the Research Institute of Pharmaceutical Sciences at the University of Mississippi, specializing in natural product pharmaceutical research and development. In July 1993, Dr. McChesney was named Frederick A.P. Barnard Distinguished Professor of Pharmacognosy at the University of Mississippi. Dr. McChesney joined the School of Pharmacy at the University of Mississippi in 1978 as Professor and Chair of the Department of Pharmacognosy. After graduating with honors from Iowa State University in 1961 with a B.S. in Chemical Technology, he earned degrees in Botany (M.A. 1964) and Natural Products Chemistry (Ph.D. 1965) at Indiana University. He has been a Fulbright Lecturer in Brazil and a Visiting Professor at several South American universities.

BOARD MEETINGS AND COMMITTEES

      The Board of Directors held four meetings during 1995, including both regularly scheduled and special meetings.

      The Board of Directors has established an Audit Committee, a Compensation Committee and a Strategic Planning Committee. The Audit Committee, which currently consists of Mr. Hacken, Chairman, and Mr. Bewkes, meets periodically with representatives of the Company's independent auditors and the Company's management to obtain an assessment of the Company's financial condition and results of operations, the results and scope of the annual audit and other services provided by the Company's independent auditors, and reports to the full Board of Directors with respect thereto. The Audit Committee met two times during 1995. The Compensation Committee, which currently consists of Mr. Bewkes, Chairman, Mr. Bryson and Mr. Pfenniger, meets periodically to review and to recommend to the full Board of Directors compensation arrangements for senior management and directors. In addition, the Compensation Committee is responsible for administering the Company's existing stock option plans. The Compensation Committee met once during 1995. The Strategic Planning Committee, which currently consists of Mr. Bryson, Chairman, Mr. Shaykin, Dr. Ainsworth, Mr. Pfenniger and Dr. Hayes, meets periodically to review the Company's strategic plans in connection with product development and marketing, regulatory approvals, clinical testing and other matters. The Strategic Planning Committee did not meet during 1995. Each director attended more than 75% of the aggregate number of board and/or applicable committee meetings in 1995.


COMPENSATION OF EXECUTIVE OFFICERS

      EXECUTIVE COMPENSATION

      The following table sets forth compensation paid to Dr. Ainsworth, Mr. Shaykin, Dr. Pilia and Mr. Link. None of the Company's other executive officers had annual compensation in excess of $100,000 for services rendered during the fiscal year ended December 31, 1995.

                                            SUMMARY COMPENSATION TABLE


                                            Annual Compensation                    Long-Term Compensation
                                     ------------------------------------------------------------------------------
                                                                                       Awards               Payouts
                                                                              -------------------------------------

                                                                                             SECURITIES
                                                                 OTHER                       UNDER-
                                                                 ANNUAL        RESTRICTED    LYING                        ALL OTHER
NAME AND PRINCIPAL                                             COMPENSA-         STOCK       OPTIONS/      LTIP           COMPENSA-
POSITION                 YEAR     SALARY ($)    BONUS($)        TION($)        AWARDS($)     SARS(#)       PAYOUTS($)     TION ($)
- ----------------------- -------- ------------  ------------ --------------  --------------  ------------- -------------  ----------
Sterling K. Ainsworth    1995     $152,077        $20,000          0            $20,000         40,000         0              0
President and C.E.O.     1994      138,111           0             0               0               0           0              0
                         1993       99,769           0             0               0               0           0              0
Leonard P. Shaykin       1995     $152,077        $20,000          0            $20,000        100,000(1)      0              0
Chairman of the Board    1994      106,192           0             0               0               0           0              0
                         1993       51,402           0             0               0               0           0              0
Patricia A. Pilia        1995     $116,592        $15,000          0            $15,000         20,000         0              0
Vice President,          1994       96,077           0             0               0               0           0              0
Secretary and            1993       73,662           0             0               0               0           0              0
Treasurer

Gordon H. Link, Jr.      1995     $101,385        $10,000          0            $10,000         10,000         0              0
Chief Financial          1994       92,480           0             0               0            16,667         0              0
Officer                  1993       28,454           0             0               0            26,667         0              0
- -----------
(1)  Includes option to purchase 50,000 shares of Common Stock granted in
     October 1995, subject to approval of stockholders of amendments to the
     1994 Plan.

                                        9

      The following table sets forth each grant of options to purchase Common
Stock made during the year ended December 31, 1995 to Dr. Ainsworth, Mr.
Shaykin, Dr. Pilia and Mr. Link. Grants of options to such executive officers were made under the 1994 Plan:


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                               POTENTIAL REALIZABLE
                            NUMBER OF       % OF TOTAL                                    VALUE AT ASSUMED ANNUAL RATES OF
                           SECURITIES        OPTIONS                                        STOCK PRICE APPRECIATION FOR
                           UNDERLYING       GRANTED TO    EXERCISE OR BASE                      OPTION TERMS ($)(4)
                             OPTIONS       EMPLOYEES IN    PRICE PER SHARE    EXPIRATION
 NAME                     GRANTED (#)(1)   FISCAL YEAR(2)     ($/SH)          DATE(3)            5%               10%
- ------------------------ ---------------  --------------  -----------------  -------------    ---------       ----------
Sterling K. Ainsworth        40,000           11.83%           $10.125         11/15/05       659,702         1,050,466
Leonard P. Shaykin          100,000(5)        29.57%           $10.125         11/15/05     1,649,256         2,626,164
Patricia A. Pilia            20,000            5.91%           $10.125         11/15/05       329,851           525,233
Gordon H. Link, Jr.          10,000            2.96%           $10.125         11/15/05       164,926           262,616
- -----------
(1)   Options granted under the 1994 Plan become exercisable at the rate of 25%
      of the shares subject to the option one year after the date of grant and
      25% of the shares subject to the option each year thereafter.
(2)   Based on the aggregate of 338,125 options granted under the 1994 Plan in
      1995 to employees of the Company, including the named executive officers.
(3)   These options have a 10-year term, subject to earlier termination upon death, disability or termination of employment.
(4)   The potential realizable value is calculated based on the term of the option at its time of grant (10 years) assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.
(5)   Includes option to purchase 50,000 shares of Common Stock granted on
      October 1995, sibject to approval of stockhoders of amendments to the
      1994 Plan.

      The following table sets forth information concerning outstanding options held by Dr. Ainsworth, Mr. Shaykin, Dr. Pilia and Mr. Link as of the fiscal year ended December 31, 1995.



             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION/SAR VALUES

                                NUMBER OF SECURITIES UNDERLYING                 VALUE OF UNEXERCISED
                            UNEXERCISED OPTIONS/SARS AT FISCAL YEAR   IN-THE-MONEY OPTIONS/SARS AT FISCAL YEAR
                                            END(#)                                    END($)(3)
           NAME                    EXERCISABLE/UNEXERCISABLE                  EXERCISABLE/UNEXERCISABLE
- -------------------------- ----------------------------------------- -------------------------------------------
Sterling K. Ainsworth                  122,667 / 40,000                            $1,127,003 / $0
President and C.E.O.

Leonard P. Shaykin                          0 / 100,000(1)                                $0 / $0
Chairman of the Board

Patricia A. Pilia                     36,800 / 20,000                              $338,100 / $0
Vice President,
Secretary and Treasurer

Gordon H. Link, Jr.                19,167(2) / 34,167                             $146,465 / $162,890
Chief Financial Officer
- ----------
(1)   Includes option to purchase 50,000 shares of Common Stock granted in
      November 1995, subject to approval of stockholders of amendments to the
      1994 Plan.
(2)   Includes options to purchase 1,667 shares of Common Stock that vested on
      April 10, 1996.

(3) Represents the difference between the option exercise price and the closing price of the Common Stock as quoted on the Nasdaq Small Cap on December 29, 1996 ($9.38), multiplied by the corresponding number of underlying shares.

COMPENSATION OF DIRECTORS

      Pursuant to the 1994 Plan, non-employee directors automatically are granted each year, on the date of the Company's annual meeting of stockholders, non-qualified options to purchase 5,000 shares of Common Stock. In addition, any non-employee director who is first appointed or elected other than at an annual meeting of stockholders automatically receives non-qualified options to purchase 5,000 shares of Common Stock upon such appointment or election. All such options are exercisable at an exercise price equal to the fair market value of the Common Stock on the date of grant and are subject to certain vesting schedules. For a description of the 1994 Plan, see " --1994 Long- Term Performance Incentive Plan."

      Contingent upon approval by the stockholders, the Board of Directors has adopted amendments to the 1994 Plan to (i) increase the number of shares of Common Stock underlying automatic annual grants of non-qualified stock options to non-employee directors from 5,000 to 10,000 shares and (ii) provide for automatic annual grants of non-qualified stock options to purchase 10,000 shares of Common Stock to directors who serve as chair of the Audit, Compensation and Strategic Planning Committees of the Board of Directors. Automatic grants associated with such amendments will be effective on the next business day following the annual meeting, subject to approval of the proposed amendments. See Proposal 3.

      Directors are reimbursed for their costs incurred in attending Board of Directors meetings.


EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

      The Company entered into an Employment and Executive Stock Agreement with each of Mr. Shaykin and Drs. Ainsworth, Pilia and Helson (collectively, the "Senior Executives"), effective as of June 7, 1993, and amended and restated effective as of May 31, 1994 (collectively, the "Executive Agreements"). Each Executive Agreement provides for an initial five-year employment term that expires June 7, 1998 (the "Initial Term"), and is renewable each year thereafter (each, a "Renewal Term") unless either party gives notice of termination to the other party at least 180 days prior to the commencement of any Renewal Term.

      The Executive Agreements provide for annual base salaries for Mr. Shaykin and Drs. Ainsworth, Pilia and Helson of $150,000, $150,000, $115,000 and $75,000
respectively. Under the Executive Agreements, the Senior Executives may be granted annual bonuses at the discretion of the Board's Compensation Committee. In addition, $59,573 and $43,932 of unpaid salaries were deferred between March 1991 and December 1992 by Drs. Ainsworth and Pilia, respectively, in light of the Company's financial condition. Mr. Shaykin and Dr. Helson are part-time employees of the Company, and are not required under their respective Executive Agreements to spend more than 20 and 15 hours in any week or 80 and 60 hours per month on the Company's affairs, respectively.

      Each Executive Agreement provides for certain benefits if, prior to the end of the Initial Term or any Renewal Term, a Senior Executive's employment is terminated either by the Company other than for Cause (as defined in the Executive Agreements) or by the Senior Executive for Good Reason (as defined in the Executive Agreements). In general, each Senior Executive would be entitled to (i) a continuance of their respective salary and bonus, if any, through the end of the Initial Term (but in no event for longer than three years in the case of Mr. Shaykin and Dr. Helson) or the then-current Renewal Term, if applicable, and (ii) health and welfare benefits as in effect immediately prior to termination for a maximum of 18 months following termination. The foregoing benefits would be limited by the amount deductible for income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code").

      The Executive Agreements also contain provisions (i) prohibiting disclosure of confidential information, (ii) granting to the Company rights to intellectual property developed by the Senior Executives that relate to the Company's business or developed in the course of employment with the Company (or that otherwise relate in any way to health care or pharmaceuticals, in the case of Drs. Ainsworth and Pilia) and (iii) prohibiting competition with the Company during and for five years after the Senior Executive's employment.

      Under the Executive Agreements, Mr. Shaykin and Drs. Ainsworth, Pilia and Helson acquired 531,864, 578,592, 150,428 and 265,932 shares of Common Stock, respectively (the "Executive Stock"). The purchase price for such shares was $1.50 per share and is represented by promissory notes in favor of the Company (collectively, the "Executive Notes"). The Executive Notes, which were amended effective as of May 31, 1994, bear interest at the greater of (i) the prime rate minus 1% (9% as of June 1995) and (ii) the applicable federal rate (set annually on June 7). Principal and interest on the Executive Notes are due and payable upon the receipt of proceeds from a Senior Executive's transfer of any shares of Executive Stock, in the full amount of such proceeds. Notwithstanding the foregoing, the outstanding principal amount of, and accrued and unpaid interest under, an Executive Note shall become immediately due and payable upon the earliest to occur of (i) the Sale of the Company (as defined in the Executive Agreements), (ii) the termination of a Senior Executive's employment by the Company for Cause (as defined in the Executive Agreement), by the Senior Executive other than for Good Reason (as defined in the Executive Agreement), or by reason of a Senior Executive's death, disability or incapacity and (iii) the Senior Executive's failure to pay any principal or interest within 15 days of the date due.

      The shares of Common Stock acquired by each Senior Executive were pledged to the Company pursuant to a pledge agreement as security for payment of such Senior Executive's Executive Note. In addition, the Executive Notes provide for recourse against the respective Senior Executives to the extent of 25% of the then outstanding principal amount. The Executive Agreements also contain provisions restricting the transfer of Executive Stock and requiring the Senior Executives to sell their Executive Stock under certain circumstances if the Board approves a Sale of the Company.

      Commencing May 9, 1995, each Senior Executive became able to repay all or part of the outstanding principal and/or interest on his or her Executive Note by remitting to the Company shares of his or her Common Stock, to be valued for such purposes in an amount equal to the average of the last reported sales price of the Common Stock for the five trading days prior to remittance multiplied by the number of shares remitted. During 1995, each of Drs. Ainsworth, Pilia and Helson remitted shares of Common Stock to the Company in exchange for extinguishment of the debt represented by their respective Executive Notes. See " --Certain Relationships and Related Transactions-- Indebtedness of Management."


1994 LONG-TERM PERFORMANCE INCENTIVE PLAN

      In May 1994, the Company's Board of Directors adopted the 1994 Long-Term Performance Incentive Plan which was subsequently approved by the stockholders of the Company prior to the Company's initial public offering in August 1994. The 1994 Plan provides for granting to employees and other key individuals who perform services for the Company ("Participants") the following types of incentive awards: stock options, stock appreciation rights ("SARs"), restricted stock, performance units, performance grants and other types of awards that the Compensation Committee deems to be consistent with the purposes of the 1994 Plan. The 1994 Plan also provides non-employee directors with stock option grants according to an established formula.

      The 1994 Plan affords the Company latitude in tailoring incentive compensation to support corporate and business objectives, to anticipate and respond to a changing business environment and competitive compensation practices and, in the case of options granted to non-employee directors, to strengthen further the non-employee directors' linkage with stockholder interests.

      The following is a description of the principal features of the 1994 Plan.

      ADMINISTRATION. The Compensation Committee has exclusive discretion to select the Participants and to determine the type, size and terms of each award, to modify the terms of awards, to determine when awards will be granted and paid, and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the 1994 Plan. The 1994 Plan terminates ten years from the date that it is initially approved and adopted by the stockholders of the Company, unless extended for up to an additional five years by action of the Board of Directors. With limited exceptions, including termination of employment as a result of death, disability or retirement, or except as otherwise determined by the Compensation Committee, rights to these forms of contingent compensation will be forfeited if a recipient's employment or performance of services terminates within a specified period following the award. Generally, a Participant's rights and interest under the 1994 Plan will not be transferable except by will or by laws of descent and distribution.

      AWARDS. Under the 1994 Plan, Participants are granted incentive awards consisting of stock options, SARs, restricted stock, performance units, performance grants and other types of awards.

         STOCK OPTIONS. Participants are granted stock options which include non-qualified stock options and incentive stock options. Stock options are rights to purchase a specified number of shares of Common Stock at a price fixed by the Compensation Committee. The option price may not be less than the fair market value of the underlying shares of Common Stock on the date of grant. In the case of purchased stock options, a specified number of non-qualified stock options (with an option price as described above) will be offered for grant to selected Participants in exchange for a purchase price, specified by the Compensation Committee, which is payable at the time of grant. Options generally will expire not later than ten years after the date on which they are granted. Options will become exercisable at such times and in such installments as the Compensation Committee shall determine. Payment of the option price must be made in full at the time of exercise in such form (including, but not limited to, cash, Common Stock or the surrender of another outstanding award or any combination thereof) as the Compensation Committee may determine. Federal income tax payable as a consequence of the exercise of such options is borne by the grantee.

         SARS. SARs may be granted alone, or a holder of an option or other award may be granted a related SAR, either at the time of grant or by amendment thereafter. Upon exercise of an SAR, the holder must surrender the SAR and surrender, unexercised, any related option or other award, and the holder will receive in exchange, at the election of the Compensation Committee, cash or Common Stock or other consideration, or any combination thereof, equal in value to (or, in the discretion of the Compensation Committee, less than) the difference between the exercise price or option price per share and the fair market value per share of Common Stock on the last business day preceding the date of exercise, times the number of shares subject to the SAR or option or other award, or portion thereof, which is exercised.

         RESTRICTED STOCK AWARDS. A restricted stock award is an award of a specified number of shares of Common Stock which are subject to a restriction against transfer and to a risk of forfeiture during a period set by the Compensation Committee. During the restriction period, the Participant generally has the right to vote and receive dividends on the shares.

         PERFORMANCE GRANTS AND OTHER AWARDS. Performance grants are awards with a final value, if any, that is determined by the degree to which specified performance objectives have been achieved during an award period set by the Compensation Committee, subject to such adjustments as the Compensation Committee may approve based on relevant factors. Performance objectives are based on such measures of performance, including, without limitation, measures of industry, the Company, unit or Participant performance, or any combination of the foregoing, as the Compensation Committee may determine. The Compensation Committee may make such adjustments in the computation of any performance measure as it may deem appropriate. A target value of an award will be established (and may be amended thereafter) by the Compensation Committee and may be a fixed dollar amount, an amount that varies from time to time based on the value of a share of Common Stock, or an amount that is determinable from other criteria specified by the Compensation Committee. Payment of the final value of an award will be made as promptly as practicable after the end of the award period or at such other time or times as the Compensation Committee may determine. The 1994 Plan permits the grant of any other type of incentive compensation award determined by the Compensation Committee to be consistent with the purposes of the 1994 Plan.

      FORMULA PLAN FOR NON-EMPLOYEE DIRECTORS. The 1994 Plan provides that each person who is not an employee of the Company or one of its subsidiaries and who is elected or re-elected as a director of the Company by the stockholders at any annual meeting of stockholders, and, if first elected or appointed other than at an annual meeting, upon such election or appointment, will receive, as of the next business day following the date of each such election or appointment a non-qualified option to purchase a specified number of shares of the Company's Common Stock. Currently, non-employee directors are entitled to receive an option for 5,000 shares of Common Stock under such automatic provisions. The Board of Directors has approved an amendment to the 1994 Plan to increase the number of shares subject to such automatic grant of options from 5,000 to 10,000, subject to stockholder approval. The Board of Directors has also approved an amendment to such formula provisions, subject to stockholder approval, to provide automatic annual grants of options to purchase 10,000 shares of Common Stock to the chair of the Audit, Compensation and Strategic Planning Committees of the Board of Directors. Each option granted to non-employee directors will have an option price equal to the fair market value of the Company's Common Stock on the date of grant, will generally become exercisable in full on the first anniversary following the date of grant and will have a term of 10 years from the date of grant.

      LIQUIDATION, CHANGES IN CONTROL; MERGERS. Upon the liquidation or dissolution of the Company, all outstanding awards under the 1994 Plan will terminate immediately prior to the consummation of such liquidation or dissolution, unless otherwise provided by the Compensation Committee. Upon certain events, including (i) any "person,"as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; (ii) individuals who at the beginning of any 12-month period constituted the Board ceasing for any reason other than death to constitute a majority of such Board; or (iii) approval by the Company's stockholders of a transaction involving the acquisition of the Company by an entity other than the Company or any subsidiary through purchase of assets, by merger, or otherwise,
(A) any SARs and any options will become immediately exercisable in full; (B) restrictions and deferral limitations applicable to any restricted stock and other awards payable in shares of Common Stock will lapse and become immediately exercisable in full; (C) generally, outstanding performance grants will become vested and will be paid out based on the prorated target results for the awards period in question; and (D) generally, the value of all outstanding options, SARs, restricted stock, performance grants and any other type of award payable in shares of Common Stock will be cashed out.

      AMENDMENT AND TERMINATION. The Board may amend or suspend the 1994 Plan in whole or in part at any time provided that stockholder approval is obtained where failure to obtain such approval would adversely affect the compliance of the 1994 Plan with Rule 16b-3 under the Exchange Act and with other applicable law. The 1994 Plan will terminate on June 16, 2004 unless sooner terminated by the Board. No amendment or termination of the Plan may materially affect any rights of a Participant with respect to any Award without the written consent of the Participant except where, in the Compensation Committee's discretion, it determines that significant changes in the Participant's position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, account or cost/benefit conditions have had or will have a substantial effect on the performance of the Company or any of its subsidiaries or affiliates.

      FEDERAL INCOME TAX CONSEQUENCES OF AWARDS UNDER THE 1994 PLAN. The tax consequences applicable to the Company and to a Participant in the 1994 Plan in connection with an incentive stock option, non-qualified option, SAR, restricted stock award, performance grant or other stock-based award granted to a participant, or bonuses or other compensation paid in stock under the 1994 Plan are complex and depend, in large part, on the surrounding facts and circumstances. The following brief summary of certain significant United States federal income tax consequences under existing law of the 1994 Plan is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

      Under the Code, the grant of a stock option does not result in taxable income to the optionee or any tax deduction to the Company. However, the transfer of common stock of the Company to an optionee upon exercise of an option may or may not give rise to taxable income to the optionee and tax deductions to the Company, depending upon whether or not the option is an incentive stock option or non-qualified option.

      In general, a Participant will not recognize any income upon the exercise of an incentive stock option, and the Company will not be entitled to a tax deduction or account of such exercise. However, a Participant could be subject to the alternative minimum tax upon exercise. If the Code requirements relating to the holding periods for stock acquired on exercise of an incentive stock option have been satisfied, a Participant who acquires Company Common Stock upon the exercise of his or her incentive stock option will recognize any gain or loss realized upon the sale of such stock as long-term capital gain or loss, but the Company will not be entitled to any tax deduction on account of such sale. If such holding period requirements are not satisfied with respect to such stock acquired on exercise of an incentive stock option, the sale of the stock so acquired will result in ordinary income being recognized by the Participant in an amount equal to the excess, with certain adjustments, of the fair market value of the underlying stock on the date of exercise over the option price and the Company will be entitled to a tax deduction in the same amount. Any additional gain realized by such Participant on such a sale of his or her stock will be capital gain. If the total amount realized upon such a sale is less than the exercise price of the incentive stock option, the difference will be a capital loss to such Participant.

      In the case of a non-qualified option, a Participant generally will recognize ordinary income upon the exercise of such option in the amount equal to the excess of the fair market value of the underlying stock on the date of exercise over the option price, and the Company will be entitled to a tax deduction in the same amount. Such participant will recognize as capital gain or loss any profit or loss realized on the sale or exchange of any such shares disposed of or sold.

      The granting of SARs generally does not produce taxable income under the Code to the Participant or a tax deduction to the Company. Upon exercise of a SAR, the amount of any cash the Participant receives and the fair market value as of the exercise date of any stock received are generally taxable to the participant as ordinary income and are deductible by the Company.

      A Participant generally will not recognize any income for federal income tax purposes upon the award of restricted stock which is not transferable and is subject to a substantial risk of forfeiture. Dividends paid with respect to restricted stock prior to the lapse of restrictions applicable to such stock will be taxable as compensation income to the employee. Generally, a Participant will recognize compensation income at the first time such stock becomes transferable or no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of such shares of the Company's Common Stock on the date the restrictions lapse. However, a Participant may elect to recognize compensation income upon the grant of restricted stock based on the fair market value of the shares of Common Stock of the Company subject to such award on the date of such award. If a Participant makes such an election, dividends paid with respect to such restricted shares will not be treated as compensation, but rather as dividend income, and the Participant will not recognize additional income when the restrictions applicable to such restricted stock lapse. Assuming compliance with the applicable withholding requirements, the Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by a Participant in connection with his or her restricted stock award in the Company's taxable year in which such Participant recognizes such income.

      The payment of performance grants or other awards under the 1994 Plan in the form of Common Stock is generally immediately taxable to the Participant and deductible by the Company; however, to the extent that such stock is not transferable and subject to a substantial risk of forfeiture, the tax consequences to the Participant and the Company will be similar to the tax consequences of awards of restricted stock as described above.

      Under Section 162(m) of the Code, the Company may be limited as to federal income tax deductions to the extent that total annual compensation in excess of $1 million is paid to the chief executive officer of the Company or any one of the other four highest paid executive officers employed by the Company on the last day of the taxable year. However, certain "performance-based compensation," the material terms of which are disclosed to and approved by the Company's stockholders, is not subject to this limitation on deductibility. The Corporation has structured the stock option and SAR portions of the 1994 Plan with the intention that compensation resulting therefrom would be qualified performance-based compensation and would be deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code. The 1994 Plan allows the Committee discretion to award restricted stock and other stock- based awards that are intended to be qualified performance-based compensation. Bonuses and other compensation payable in stock under the 1994 Plan are not intended to qualify as performance-based compensation.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

      Under Section 16(a) of the Securities Exchange Act of 1934, the Company's directors and certain of its officers, and persons holding more than ten percent of the Company's Common Stock are required to file forms reporting their beneficial ownership of the Company's Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission. Such persons are also required to furnish the Company copies of forms so filed. Based solely upon a review of copies of such forms filed with the Company, each of Drs. Ainsworth, Pilia and Helson were late in filing one Form 4, on which each such officer reported one transaction, and no other directors or officers were late in filing any reports on Forms 3, 4 and 5.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      No executive officer of the Company serves or served on the compensation committee of another entity during fiscal year 1995 one of whose executive officers served on the compensation committee of the Company, and no executive officer of the Company serves or served as a director of another entity who has or had an executive officer serving on compensation committee of Company, and no executive officer of the Company serves or served as a member of the compensation committee of another entity who has or had an executive officer serving as a director of the Company. Mr. Shaykin, Chairman of the Board of the Company, was appointed to serve on the Compensation Committee upon its inception in 1993 and resigned following its first meeting in January 1994. Mr. Shaykin has been an employee of the Company, and Chairman of the Board of Directors of the Company since 1993. Effective June 7, 1993, Mr. Shaykin executed a note in favor of the Company to represent the amount owed for Mr. Shaykin's acquisition of Executive Stock pursuant to an employment agreement entered into between Mr. Shaykin and the Company. See " --Certain Relationships and Related Transactions--Indebtedness of Management." From January 1994 through March 1996, the Compensation Committee, consisted of Mr. Bewkes, Chairman, and Mr. Pfenniger. From March 1996 to the present, the Compensation Committee has consisted of Mr. Bewkes, Chairman, Mr. Bryson, and Mr. Pfenniger. Mr. Pfenniger served as Chief Operating Officer of IVAX and held various other executive positions with certain IVAX subsidiaries during 1995. See " --Certain Relationships and Related Transactions--IVAX."


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

      THE REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS (THE "COMMITTEE") SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS REPORT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

      GOALS. The Committee implements the Company's executive compensation policies. The Company is committed to executive compensation policies that promote and support the Company's goals and that inspire executives to make a significant contribution to the financial performance of the Company. The Company's overall compensation philosophy for executive officers has the following objectives: (1) the attraction and retention of qualified personnel whose participation is important to the short-term and long-term success of the Company; and (2) the creation of a mutual interest between executive officers and stockholders that permits executive officers to share in the risks and rewards of strategic decision-making.

      The Company has established its executive compensation policies using the above objectives as its foundation. The Committee's current practice is to review the compensation of: the five highest paid employees of the Company, all employees earning at least $75,000 per year and any other executive officers of the Company that are named in any required disclosure documents under applicable securities laws. The Committee also administers all annual bonuses and equity based incentive compensation including grants of stock options and restricted stock. The following describes the three primary components of the Company's current executive compensation program.

      BASE SALARY. For fiscal year 1995, the base salary compensation of the Company's Chief Executive Officer, Dr. Ainsworth, and certain other senior executives, was primarily determined by such officers employment agreements with the Company. The Compensation Committee believes that the current base salaries of the Company's executive officers are justified by such officers' performance and value to the Company, and take into account the market and competitive conditions affecting the demand for the skills and expertise of such executive officers.

      ANNUAL BONUS. For fiscal year 1995, the cash bonuses paid to the Company's executive officers were based primarily on recommendations made to the Committee by the Chairman of the Board and the President of the Company and the Committee's own subjective evaluation of the individual executives' performance and the performance of the

Company, taking into account the goals and overall compensation philosophy stated above.

      EQUITY-BASED INCENTIVES. The Company considers equity-based incentives to be an integral part of executive compensation. The Committee believes that the grant of restricted stock awards, stock options and other awards pursuant to the 1993 Stock Option Plan and 1994 Long-Term Performance Incentive Plan has been, and will continue to be, an effective method for the creation of a mutual interest between the Company's employees and the Company's stockholders. During 1995, stock options were granted to five executive officers and restricted stock awards were granted to five executive officers. These grants were recommended to the Committee by the Chairman of the Board and the President. Factors considered in the grant of restricted stock awards and stock options generally are the same as those used in determining annual bonuses. The recommendations of such grants to the Committee and the Committee's approval of such recommendations were not based on any specific formulas.


                                            COMPENSATION COMMITTEE

                                            E. Garrett Bewkes, Jr.
                                            Vaughn D. Bryson
                                            Richard C. Pfenniger, Jr

STOCK PRICE PERFORMANCE GRAPH

      THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS REPORT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

      The graph below compares the cumulative return of the Company's Common Stock against the Total Return Index for the Nasdaq Market (U.S.) and a peer group which is comprised of the companies listed on the Nasdaq Pharmaceutical Stock Index. The cumulative return presented is based upon an initial investment of $100 over the period August 1, 1994 through December 29, 1995. The stock price performance on the graph is not necessarily an indicator of future price performance. The information presented below was compiled by the Center for Research in Security Prices at the University of Chicago Graduate School of Business. The cumulative return of the Company's Common Stock is based upon its initial public offering price of $5.00 and the last reported sale price of the Common Stock as reported on the Nasdaq National Market System on December 29, 1995, the last trading day of 1995 ($9.375). The indices assume the reinvestment of all dividends.

[GRAPHIC OMITTED]


                                    August 1, 1994      December 30, 1994        December 29, 1995
NaPro (NPRO)                             $100                 $120.00                  $187.50
Nasdaq Market (U.S.)                     $100                 $104.38                  $147.63
Peer Group
(Nasdaq Pharmaceutical Index)            $100                 $102.46                  $187.40

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      IVAX

      In June 1993, the Company entered into a 20-year strategic alliance (the "IVAX Agreement") with Baker Norton Pharmaceuticals, a subsidiary of IVAX, one of the largest generic pharmaceutical companies in the United States, which provides for certain exclusive and non-exclusive rights for IVAX to develop and market the Company's paclitaxel. The Company continues to supply IVAX with paclitaxel pursuant to the terms of the IVAX Agreement. During 1995, the Company's sales of paclitaxel to IVAX were $589,660, or 22% of the Company's revenues during such period and during the first quarter of 1996, the Company's sales of paclitaxel to IVAX were $204,770, or 30% of the Company's revenues during such period. IVAX, through D&N, currently beneficially owns 13.2 % of the Common Stock.

      Pursuant to the IVAX Agreement, IVAX may, under limited circumstances, obtain manufacturing information from the Company, or, under some circumstances, terminate its relationship with the Company or purchase paclitaxel from third parties if the Company is unable to supply paclitaxel in sufficient quantities to meet IVAX's requirements.

      Phillip Frost and Richard C. Pfenniger, Jr., directors of the Company, serve, respectively, as Chairman and Chief Executive Officer of IVAX, and Chief Operating Officer of IVAX, and hold various other executive positions with certain IVAX subsidiaries. In addition, the Company has been advised that Dr. Frost beneficially owns approximately 11.8% of IVAX's voting securities.

      IVAX (through D&N), Mr. Shaykin, Dr. Ainsworth, Dr. Pilia and the Company are parties to the Stockholders Agreement pursuant to which, among other things, each of such directors and IVAX is obligated to vote for the election of Dr. Ainsworth (as long as he owns beneficially (before taking into consideration any shares issuable upon exercise or conversion of outstanding options and warrants or convertible securities, respectively) 5% or more of the outstanding Common Stock) and two individuals designated by IVAX to the Company's Board of Directors. These designees currently are Dr. Frost and Mr. Pfenniger.


      INDEBTEDNESS OF MANAGEMENT

      On August 14, 1995, Dr. Ainsworth remitted to the Company 83,907 shares of Common Stock in exchange for extinguishment of the debt represented by the Executive Note of $979,610.91 owed to the Company by Dr. Ainsworth. See "Proposal 1--Executive Compensation--Employment Agreements and Termination of Employment Agreements."

      On August 14, 1995, Dr. Pilia remitted to the Company 21,815 shares of Common Stock in exchange for extinguishment of the debt represented by the Executive Note of $254,688.13 owed to the Company by Dr. Pilia. See "Proposal 1--Executive Compensation--Employment Agreements and Termination of Employment Agreements."

      On August 14, 1995, Dr. Helson remitted to the Company 38,566 shares of Common Stock in exchange for extinguishment of the debt represented by the Executive Note of $450,247.85 owed to the Company by Dr. Helson. See "Proposal 1--Executive Compensation--Employment Agreements and Termination of Employment Agreements."

      The transactions described above whereby a total of 144,288 shares of Common Stock were returned to the Company in exchange for extinguishment of debt were all conducted pursuant to the terms of the Employment and Executive Stock Agreements, Executive Notes, and Executive Stock Pledge Agreements entered into by the respective Executives and the Company on June 7, 1993, and subsequently amended as of May 31, 1994. The stock value computed according to this formula and used for the purpose of these transactions was $11.675 per share.

         The aggregate outstanding principal of and unpaid interest accrued under the Executive Note for Mr. Shaykin as of March 31, 1996 was $940,694.

      OTHER

      The Company and MediScience Associates, Inc. ("MediScience"), entered into a consulting agreement (the "MediScience Agreement") whereby Dr. Hayes, who is President and Chief Operating Officer of MediScience, will provide the Company with consulting services in a variety of areas, including clinical research planning, strategic positioning and regulatory guidance. The Company makes quarterly payments to MediScience under the MediScience Agreement of $12,500 for such services. Dr. Hayes is obligated to provide consulting services under the MediScience Agreement indefinitely, provided that the MediScience Agreement is terminable by the Company after July 11, 1996 with 90 days prior notice or by MediScience at any time with 90 days prior notice.

      Vaughn D. Bryson is Vice Chairman of Vector, an investment banking firm that is the lead managing underwriter of a public offering of the Company for which a registration statement has been filed with the Securities and Exchange Commission. Mr. Bryson may also provide consulting services to the Company in the area of pharmaceutical development in 1996.


    PROPOSAL 2: APPROVAL OF AMENDMENTS TO THE COMPANY'S AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION


SUMMARY OF PROPOSED AMENDMENTS

      The Company's Board of Directors has unanimously determined that amending the Company's Amended and Restated Certificate of Incorporation (the "current Certificate") in the manner described below is advisable and is in the best interest of the stockholders and recommends that the Company's stockholders approve and adopt the proposed amendments. Stockholders are urged to read carefully the following materials because they involve matters of particular importance relating to corporate governance.

      The proposed amendments to the current Certificate would (a) classify the Board of Directors into three classes, with each director, after an interim realignment period, serving for a term of three years, and with one class being elected each year; (b) provide that directors may be removed only for cause and only with the approval of the holders of at least 80% of the voting power of the Company entitled to vote generally in the election of directors; and (c) require the concurrence of the holders of at least 80% of the voting power of the Company entitled to vote generally in the election of directors to alter, amend or repeal, or to adopt any provision inconsistent with, the foregoing amendments. The Board also has unanimously approved certain amendments to the Company's Bylaws to implement, and conform the Bylaws to, the above amendments to the current Certificate (the "Conforming Bylaw Amendments"). If the proposed amendments to the current Certificate are approved, the Conforming Bylaw Amendments will become effective at the same time as the proposed amendments to the current Certificate.

      As more fully discussed below, the Board of Directors believes these proposed amendments will help assure the continuity and stability of the Company's business and affairs. In addition, the Board of Directors believes that these amendments will assist in providing the Board with sufficient time to review any unsolicited proposal for an extraordinary corporate transaction (such as a merger or liquidation) and to consider appropriate alternatives. The proposed amendments, if adopted by the stockholders, will not impede a takeover or other transaction that is approved by the directors of the Company. The proposed amendments will, however, have the overall effect of making it more difficult and time-consuming to acquire and exercise control of the Company and to remove incumbent directors, and to benefit from certain transactions which are opposed by the incumbent Board of Directors.

      THE PROPOSED AMENDMENTS ARE NOT BEING RECOMMENDED IN RESPONSE TO ANY SPECIFIC EFFORT OF WHICH THE COMPANY IS AWARE TO OBTAIN CONTROL OF THE COMPANY, BUT RATHER ARE BEING RECOMMENDED IN ORDER TO ASSURE FAIR TREATMENT OF THE COMPANY'S STOCKHOLDERS. IN ADDITION, WHILE THE COMPANY MAY FROM TIME TO TIME CONSIDER PROPOSALS WHICH MAY BE CONSIDERED TO HAVE ANTI-TAKEOVER IMPLICATIONS, THE COMPANY CURRENTLY IS NOT CONSIDERING ANY SUCH PROPOSALS OTHER THAN ADOPTION OF A RIGHTS PLAN. SEE "CURRENT ANTI-TAKEOVER PROVISIONS--RIGHTS PLAN" BELOW.

      Stockholders are urged to read carefully the following sections of this Proxy Statement before voting on the proposed amendments to the current Certificate. The following sections contain a summary of the proposed amendments and describe their purposes and effects. Appendix A to this Proxy Statement sets forth the full text of the proposed amendments to the current Certificate. The description herein of the proposed amendments to the Certificate is qualified in its entirety by the complete text of such amendments as set forth in Appendix A.


DESCRIPTION OF THE PROPOSED AMENDMENTS

      CLASSIFICATION OF THE BOARD OF DIRECTORS. Directors currently are elected to the Company's Board of Directors annually for a term of one year. Paragraph
(a) of proposed Article Six of the amended Certificate provides that the Board shall be divided into three classes of directors, with each class to be as nearly equal in number of directors as possible. If the proposed amendments are adopted, the Company's directors will be divided into three classes and three directors will be elected at the Annual Meeting for a term expiring at the 1997 annual meeting of stockholders, three directors will be elected for a term expiring at the 1998 annual meeting of stockholders and the remaining three directors will be elected for a term expiring at the 1999 annual meeting of stockholders (or, in each case, until their respective successors are duly elected and qualified). Starting with the 1997 annual meeting of stockholders, one class of directors will be elected each year for a three-year term. If the proposed amendments are not adopted, all nine directors will be elected for a term expiring at the 1997 annual meeting of stockholders or until their successors are duly elected and qualified.

      Classification of the Board of Directors will have the effect of making it more difficult to change the composition of the Board of Directors. At least two stockholder meetings, instead of one, will be required to effect a change in a majority of the Board. Although in the past the Company has not experienced problems with the continuity or stability of the Board, the Board believes that, as a result of the proposed amendments, the longer time required to elect a majority of a classified Board will help to assure the continuity and stability of the Company's directors and its policies, since a majority of the directors at any given time will have prior experience as directors of the Company. A classified board also will help ensure that the Board, if confronted with an unsolicited proposal for an extraordinary corporate transaction from a third party, will have sufficient time to review the proposal and any alternatives.

      REMOVAL OF DIRECTORS. Currently Article III, paragraph 6 of the Bylaws provides that a director may be removed only for cause, but such paragraph does not specify the vote required for removal. Proposed Paragraph (c) of Article Six of the amended Certificate will provide that a director may be removed from office only for cause, but also will provide specifically that such removal may only be accomplished by the affirmative vote of the holders of at least 80% of the voting power of the shares entitled to vote generally in the election of directors. Under the Delaware General Corporation Law ("DGCL"), unless otherwise provided in a company's certificate of incorporation, removal of directors requires only the affirmative vote of a majority of the voting power of the shares entitled to be voted for the election of directors.

      The proposed amendments relating to the removal of directors will make it more difficult for a third party to remove incumbent directors than under the current Certificate and Bylaws. By making removal of directors more difficult, the Company will be able to prevent persons from circumventing the protections provided by a classified board through attempts to remove directors. See "--Certain Anti-Takeover Provisions--Current Certificate and Bylaw Provisions" below for a discussion on the Board's ability to control the filling of vacancies on the Board of Directors under the current Bylaws.

      INCREASED STOCKHOLDER VOTE FOR ALTERATION, AMENDMENT OR REPEAL OF PROPOSED AMENDMENTS. Under the DGCL, amendments to a certificate of incorporation require the approval of the holders of a majority of the outstanding stock entitled to vote on the amendment and of a majority of the outstanding stock of each class entitled to vote on the amendment as a class. The DGCL also permits provisions in a certificate of incorporation that require a greater vote than the vote otherwise required by law for any corporate action. With respect to a provision of a certificate of incorporation that requires a greater than majority vote, the DGCL requires that any alteration, amendment or repeal thereof be approved by an equally large stockholder vote. If the proposed Article Nine of the amended Certificate is approved by the stockholders, alteration, amendment or repeal of, or the adoption of any provision inconsistent with, the proposed amendments to the current Certificate discussed above would require the concurrence of the holders of at least 80% of the voting power of the Company entitled to vote generally in the election of directors. In addition, under proposed paragraph (d) of Article Six of the amended Certificate, none of the Conforming Bylaw Amendments related to the proposed amendments to the current Certificate, nor may any of the current Bylaw provisions described under "--Certain Anti-Takeover Provisions--Current Certificate and Bylaw Provisions" be altered, amended or repealed, nor may any provision inconsistent therewith be adopted by stockholder action, without the concurrence of the holders of at least 80% of the voting power of the Company.

      The requirement of an 80% stockholder vote to amend such provisions is designed to prevent a stockholder with a majority of the voting power of the Company from eliminating the requirements of the proposed amendments and Article III, paragraph 2 of the current Bylaws that allows only the Board to determine the size of the Board, by simply repealing such provisions.

      Stockholders should consider that obtaining a greater than majority vote can be difficult. The percentage of outstanding shares of Common Stock entitled to vote held by directors and executive officers as of May 31, 1996, was 32.2%. See " Security Ownership of Certain Beneficial Owners and Management."


PURPOSE AND POSSIBLE EFFECTS OF THE PROPOSED AMENDMENTS

      The purpose of the proposed amendments to the current Certificate is to help assure the continuity and stability of the Company's business strategies and policies and to reduce the vulnerability of the Company to an unsolicited proposal for the takeover of the Company or for the restructuring or sale of all or part of the Company upon terms that the Board of Directors deems to be inadequate.

      The Board of Directors of the Company believes that an imminent threat of removal of the Company's Board and management in the face of an unsolicited proposal regarding an extraordinary corporate transaction would severely curtail the Company's ability to negotiate effectively with such persons on behalf of all other stockholders. Management and the Board would be deprived of the time and information necessary to evaluate the unsolicited proposal and to study alternatives to ensure that the best price is obtained in any such transaction. The proposed amendments are designed to make it more time-consuming to change majority control of the Board and to thus reduce the Company's vulnerability.

      Takeovers or changes in management of the Company that may be proposed and effected without prior consultation and negotiation with the Company's management are not necessarily detrimental to the Company and its stockholders. The proposed amendments will make more difficult or discourage a proxy contest or the assumption of control by a holder of a substantial block of the Company's stock or the removal of the incumbent Board and could thus increase the likelihood that incumbent directors will retain their positions. The proposed amendments, if adopted, could also have the effect of discouraging such actions, even though stockholders may feel that such an attempt would be beneficial to them or the Company. In addition, since the proposed amendments may discourage tender offers, open market purchases in anticipation of tender offers, and other investment and speculative market activity that may have the effect of increasing the market price of or price volatility in the Company's stock, stockholders could be deprived of certain opportunities to sell their stock at a higher prices resulting from market volatility caused by such events.

      The Board of Directors, however, believes that the benefits of seeking to protect its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to takeover or restructure the Company outweigh the disadvantages of potentially discouraging such proposals. The proposed amendments are intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's-length negotiations with the Company's management and Board of Directors who would then be in a position to negotiate a transaction that is fair to all stockholders.


CURRENT ANTI-TAKEOVER PROVISIONS

      If adopted, the proposed amendments may have the effect of making it more difficult for stockholders to take certain actions without support of the Board of Directors even though holders of a majority of the voting power the
                                       22

Company may be in favor of such action. These factors should be considered together with certain other features of the Company's current Certificate, Bylaws and the DGCL that also may have anti-takeover effects. In addition, the Company is considering adoption of a "rights plan" as described below.

      PREFERRED STOCK. The current Certificate authorizes the issuance of shares of Preferred Stock of the Company by action of the Board of Directors without further action by the stockholders. Thus, the Board of Directors could authorize the issuance of shares of the Preferred Stock with special voting and other rights which could deter, or hinder the completion of, any proposed tender offer, merger or other attempt to gain control of the Company which is not approved by the Board of Directors, to the extent permissible under applicable law. Issuance of such Preferred Stock could make removal of incumbent management more difficult, even if such removal were viewed as in the best interests of stockholders of the Company, for example, in circumstances in which a block of newly issued preferred shares were to be placed with a stockholder supporting present management or who enters into a voting agreement with respect to the preferred shares. The Company has no commitments, agreements or plans with respect to such issuances of any shares of Preferred Stock.

      CURRENT CERTIFICATE AND BYLAW PROVISIONS. The current Certificate and Bylaws contain certain provisions that may have the effect of making it more difficult for stockholders to take certain actions without support of the Board of Directors even though holders of a majority of the voting power the Company may be in favor of such action. Under the current Certificate and Bylaws, the Board of Directors has the power to determine the number of directors. In addition, under the current Bylaws, subject to the rights that may be granted to any holders of Preferred Stock, vacancies and newly created directorships resulting from any increase in the authorized number of directors are filled solely by the majority vote of the directors then in office, though less than a quorum or by a sole remaining director. Also, the current Bylaws require that nominations by stockholders for persons to be elected to the Board comply with strict nomination procedures that include specified advance notice to the Company of any such nomination and requirements to provide detailed information concerning any nominee and the nominating stockholder. In addition, the current Certificate specifically prohibits any stockholder action by written consent.

      RIGHTS PLAN. The Company is considering adoption of a rights plan (the "Rights Plan"), which would not require stockholder approval. The Rights Plan would have both a "flip-in" and "flip-over" provision. For the "flip-in" provision, existing stockholders as of a record date would be issued a right to purchase a fractional share of a new series of preferred stock at a purchase price as yet to be determined for each share of Common Stock held. The structure of the new series of preferred stock would be such that each such fractional share of preferred stock would be equivalent in voting and economic rights to one share of Common Stock. The rights initially would not be exercisable and would not be separately transferable from the Common Stock. The rights would become exercisable only if a person or group acquires beneficial ownership of a specified percentage (the "Threshold Percentage") of the outstanding Common Stock. In that event, all holders of the rights other than the person or group who acquired the Threshold Percentage would be allowed to purchase shares of Common Stock with a market value price. This right would be triggered a specified number of days following the passing of the Threshold Percentage. For the "flip-over" provision, if the Company was acquired after the Threshold Percentage is passed in such a manner that the Company is not the surviving entity, the acquiring entity would be required to allow the Company's stockholders to be issued stock in the acquiring company for one-half of the then current market price.

      The Board of Directors would be able to redeem the rights for a nominal price per right at any time until the "flip- in" provision is triggered by a person or group of persons passing the Threshold Percentage. Redemption after the Threshold Percentage is passed would require the approval of the Board of Directors that are unrelated to the stockholder who passed the Threshold Percentage. The Board of Directors would be able to amend the terms of the Rights Plan at any time, except that certain basic terms such as the exercise price could not be amended.

      TRANSACTIONS WITH AN INTERESTED STOCKHOLDER. Section 203 of the DGCL regulates certain transactions, including mergers, other business combinations and similar transactions between the Company and an "interested stockholder" ("owners" of 15% or more of the Company's outstanding voting stock, for purposes of this provision of the DGCL) and may have the effect of discouraging a non-negotiated bid or proposal to acquire the Company. While not preventing acquisition of control of the Company by third parties, Section 203 may inhibit the ability to exercise such control and delay or make such transactions more difficult except when such acquisition of control is approved in advance by the board of directors (provided that the restrictions of Section 203 do not apply if the "interested stockholder" will own at least 85% of a corporation's outstanding voting stock, excluding certain shares, upon consummation of the transaction that results in such person becoming an "interested stockholder"). Section 203 is designed to permit an acquirer to make a fairly-priced tender offer for all of a corporation's shares, since an offeror who can obtain an ownership level of 85% of the corporation's voting stock in the same transaction that takes it over 15% is not restricted by the statute. However, as of May 31, 1996, the directors and officers of the Company as a group held 32.2% of the outstanding Common Stock; therefore, it is highly unlikely that an acquirer would be able to reach such 85% ownership level, and any potential acquirer would be left with a negotiated transaction as its only practical alternative.


VOTE REQUIRED FOR APPROVAL OF PROPOSED AMENDMENTS

      Under the DGCL, the affirmative vote of the holders of a majority of the shares of stock of the Company entitled to notice of and to vote at the Annual Meeting is required to approve and adopt the proposed amendments to the current Certificate. The Conforming Bylaw amendments have been approved by the Board and none of such amendments require shareholder approval. The Conforming Bylaw Amendments will become effective only upon the effectiveness of the amendments to the current Certificate.

MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENTS TO THE CURRENT CERTIFICATE.


     PROPOSAL 3: AMENDMENTS TO THE 1994 LONG-TERM PERFORMANCE INCENTIVE PLAN

DESCRIPTION OF PROPOSED AMENDMENTS

      Contingent upon approval by the stockholders, the Board of Directors has adopted amendments to the 1994 Plan to: (i) increase the maximum number of shares of Common Stock issuable as awards under the 1994 Plan from 375,000 to 875,000 (of which 180,000 shares will be reserved for issuance to non-employee directors under the formula provisions of the 1994 Plan); (ii) provide that the maximum number of underlying shares of Common Stock that any participant may be granted under awards under the 1994 Plan in any one taxable year will be 200,000 shares; (iii) increase the number of shares of Common Stock underlying automatic grants of non-qualified stock options to non-employee directors from 5,000 to 10,000 shares ; (iv) provide for automatic grants of non-qualified stock options to purchase 10,000 shares of Common Stock to each director who serves as chairman of the Audit, Compensation and Strategic Planning Committees of the Board of Directors; (v) provide for a period of 90 days following termination of an employee's relationship with the Company, or for a period of three years in the case of a resignation or removal of a non-employee director, during which vested stock options granted under the 1994 Plan will remain exercisable, unless an employee or a non-employee director, as the case may be, is terminated or removed for cause; and (vi) provide that plan participants who resume employment or performance of services for the Company after termination by reason of disability may exercise unvested stock options in accordance with a revised vesting schedule and that the expiration date of such stock options (other than incentive stock options) be automatically extended by the length of time such participant remained terminated by reason of disability. The full text of the 1994 Plan as proposed to be amended is set forth in Appendix B to this Proxy Statement and the description contained herein is qualified in its entirety by Appendix B.

      A description of the 1994 Plan is included under the heading "1994 Long-Term Performance Incentive Plan" under Proposal 1.

      Adoption of these amendments requires the approval of holders of a majority of the voting power of the outstanding shares of Common Stock and Preferred Stock represented at the Annual Meeting.


REASONS FOR PROPOSED AMENDMENTS

      As of the date of this Proxy Statement, stock options have been granted under the 1994 Plan to purchase a total of 315,828 shares, leaving only 59,172 shares of Common Stock available for grants under the 1994 Plan. The Board believes that it is in the best interest of the Company to increase the number of shares available for awards under the 1994 Plan, and to increase the maximum number of shares that may be awarded each taxable year, in order to allow the Company to grant awards to attract and retain new employees and to further compensate, where appropriate, employees who previously have been awarded, or who previously have not been awarded, options under the 1994 Plan. The Proposed amendment to establish 200,000 shares as the maximum number of shares that may be awarded each taxable year clarifies the Board's intention that there should not be any limitation in any given taxable year as to the number of shares underlying Awards that may be exercised in any given taxable year other than as specified in any vesting provisions of a particular Award. The Board also believes that it is in the best interest of the Company to increase the number of shares subject to annual grants of stock options to non-employee directors and committee chairman in order to provide such directors with additional incentives to improve the Company's long-term performance and to provide benefits to such directors that are commensurate with the services provided by such directors to the Company. Finally, the Board of Directors has determined that providing for a period of time in which to exercise stock options following termination of employment or resignation or removal of a non-employee director is in the best interest of the Company because such provisions will provide the participants in the 1994 Plan added value and flexibility and will make the provisions of the 1994 Plan more similar to typical provisions found in executive compensation plans of public companies, unless an employee or a non-employee director, as the case may be, is removed for cause.

      The Board believes that participants in the plan whose employment or performance of services for the Company is terminated by reason of disability who thereafter resume such employment or performance of services should not be penalized for such period of disability. The Board therefore adopted the proposed amendment to the 1994 Plan to allow a continuation of the vesting of unexercised shares underlying stock options in such circumstances. The Board also believes that in such circumstances the expiration date of the stock option should be extended to account for the time of such disability during which the vesting of shares under the option was discontinued. This amendment will not apply to any incentive stock options which by their terms may not have a term of more than ten years from the date of grant.

NEW PLAN BENEFITS

      On October 16, 1995, the Compensation Committee granted to Leonard P. Shaykin a stock option to purchase 50,000 shares of Common Stock, subject to stockholder approval at the Annual Meeting of the proposed amendments to the 1994 Plan, at an exercise price of $10.125 per share. In addition, if such amendments are approved, each of the non-employee directors, Messrs. Bewkes, Pfenniger, Frost, Hayes, Hacken, and Bryson will be granted stock options to purchase 10,000 shares of Common Stock and Messrs. Bewkes, Hacken and Bryson, as the respective chairs of the Audit, Compensation and Strategic Planning Committees, each will be granted options to purchase an additional 10,000 shares. The exercise price of such stock options will be the fair market value of the Common Stock on the next business day following the Annual Meeting if the proposed amendments to the 1994 Plan are approved. None of such stock options have any force or effect or become exercisable unless the amendments to the 1994 Plan are approved by the stockholders. Mr. Shaykin and all such non-employee directors have been nominated for re-election to the Board of Directors at the Annual Meeting. The following table sets forth the number of stock options to be granted to each such director and the non-executive directors as a group.

                                NEW PLAN BENEFITS
      NAPRO BIOTHERAPEUTICS, INC. 1994 LONG-TERM PERFORMANCE INCENTIVE PLAN

           NAME AND POSITION                    NUMBER OF STOCK OPTIONS
           -----------------                    -----------------------
     Leonard P. Shaykin(1)                            50,000
     E. Garrett Bewkes, Jr. (2)(3)                    20,000
     Richard C. Pfenniger, Jr.(2)                     10,000
     Phillip Frost(2)                                 10,000
     Arthur H. Hayes, Jr.(2)                          10,000
     Mark B. Hacken(2)(4)                             20,000
     Vaughn D. Bryson(2)(5)                           20,000
     Executive Group                                  50,000
     Non-Executive Director Group                     90,000
     Non-Executive Officer                                 --
     Employee Group
                  ----------
                  (1)  Chairman of the Board of Directors
                  (2)  Director
                  (3)  Chairman of Compensation Committee
                  (4)  Chairman of Audit Committee
                  (5)  Chairman of Strategic Planning Committee

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL TO APPROVE THE AMENDMENTS TO THE 1994 LONG-TERM PERFORMANCE INCENTIVE PLAN.


          PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1996, and has further directed that management submit this selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP have audited the Company's financial statements for 1995. Representatives of Ernst & Young LLP who are expected to be present at the Annual Meeting will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If a majority of the shares voted at the Annual Meeting do not vote for ratification of the selection of Ernst & Young LLP, the Board of Directors will reconsider such selection.

      MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR THIS PROPOSAL TO RATIFY SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


                                  OTHER MATTERS

         The Board of Directors knows of no other business to be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote in respect thereof in accordance with their best judgment.

         The Board of Directors encourages you to have your shares voted by signing and returning the enclosed proxy. The fact that you will have returned your proxy in advance will not affect your right to vote in person should you find it possible to attend. However, by signing and returning the proxy, you have assured your representation at the Annual Meeting. Thank you for your cooperation.

                                       By Order of the Board of Directors,




                                       Patricia A. Pilia
                                       Secretary

Boulder, Colorado
June__, 1996

                                                                    APPENDIX A

                           PROPOSED AMENDMENTS TO THE

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF

                           NAPRO BIOTHERAPEUTICS, INC.


ARTICLE SIX WILL BE AMENDED IN ITS ENTIRETY AS FOLLOWS (MARKED TO SHOW CHANGES):

                                   ARTICLE SIX

     The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. THE BOARD OF DIRECTORS SHALL BE DIVIDED INTO THREE CLASSES, DESIGNATED AS CLASS I, CLASS II AND CLASS III. EACH CLASS SHALL CONSIST, AS NEARLY AS MAY BE POSSIBLE, OF ONE-THIRD OF THE TOTAL NUMBER OF DIRECTORS CONSTITUTING THE ENTIRE BOARD OF DIRECTORS. AT THE 1996 ANNUAL MEETING OF STOCKHOLDERS, CLASS I DIRECTORS SHALL BE ELECTED FOR A ONE-YEAR TERM, CLASS II DIRECTORS FOR A TWO-YEAR TERM AND CLASS III DIRECTORS FOR A THREE YEAR TERM. AT EACH SUCCEEDING ANNUAL MEETING OF STOCKHOLDERS BEGINNING IN 1997, SUCCESSORS TO THE CLASS OF DIRECTORS WHOSE TERM EXPIRES AT SUCH ANNUAL MEETING SHALL BE ELECTED TO A THREE-YEAR TERM. IF THE NUMBER OF DIRECTORS IS CHANGED, ANY INCREASE OR DECREASE SHALL BE APPORTIONED AMONG THE CLASSES SO AS TO MAINTAIN THE NUMBER OF DIRECTORS IN EACH CLASS AS NEARLY EQUAL AS POSSIBLE, AND ANY ADDITIONAL DIRECTOR OF ANY CLASS WHO IS ELECTED TO FILL A VACANCY RESULTING FROM AN INCREASE IN SUCH CLASS SHALL HOLD OFFICE FOR A TERM THAT SHALL COINCIDE WITH THE REMAINING TERM OF SUCH CLASS, BUT IN NO CASE WILL A DECREASE IN THE NUMBER OF DIRECTORS SHORTEN THE TERM OF ANY INCUMBENT DIRECTOR.

     (b) Except for any directors who may be elected under specified circumstances set forth in a Preferred Stock Designation by the holders, if any, of any class or series of Preferred Stock then existing, the exact number of directors of the Corporation shall be determined from time to time by resolution of the Board of Directors.

     (c) EXCEPT AS MAY BE OTHERWISE PROVIDED PURSUANT TO PART II OF ARTICLE FOUR OF THE CERTIFICATE OF INCORPORATION OF THE CORPORATION IN CONNECTION WITH RIGHTS TO ELECT ADDITIONAL DIRECTORS UNDER SPECIFIED CIRCUMSTANCES WHICH MAY BE GRANTED TO THE HOLDERS OF ANY CLASS OR SERIES OF PREFERRED STOCK, ANY DIRECTOR OR THE ENTIRE BOARD OF DIRECTORS MAY BE REMOVED ONLY FOR CAUSE BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST 80% OF THE VOTING POWER OF ALL OF THE CAPITAL STOCK OF THE CORPORATION ENTITLED TO VOTE GENERALLY IN THE ELECTION OF DIRECTORS, VOTING TOGETHER AS A SINGLE CLASS.

     (d) The Board of Directors is expressly authorized to make, alter, amend, change, add to or repeal the Bylaws of the Corporation. NOTWITHSTANDING
ANYTHING CONTAINED IN THIS CERTIFICATE OF INCORPORATION OR BYLAWS OF THE CORPORATION TO THE CONTRARY, THE STOCKHOLDERS OF THE CORPORATION, AT A DULY CALLED ANNUAL OR SPECIAL MEETING OF STOCKHOLDERS, MAY NOT TAKE ANY ACTION TO ALTER, AMEND, REPEAL OR ADOPT ANY PROVISION INCONSISTENT WITH PARAGRAPHS 2, 3, 4 AND 6 OF THE BYLAWS OF THE CORPORATION WITHOUT THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST 80% OF THE VOTING POWER OF ALL OF THE CAPITAL STOCK OF THE CORPORATION ENTITLED TO VOTE GENERALLY IN THE ELECTION OF DIRECTORS, VOTING TOGETHER AS A SINGLE CLASS.

     (e) The Corporation shall indemnify, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, all persons whom it may indemnify pursuant thereto. The personal liability of a director or officer of the Corporation to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer shall be limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as it now exists or may hereafter be amended. Any repeal or modification of this paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

     (f) In addition to the power and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the General Corporation Law of the State of Delaware, this Certificate of Incorporation and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

     (g) Notwithstanding Section 228(a) of the General Corporation Law of the State of Delaware, no action shall be taken by the stockholders of the Corporation by written consent in lieu of any annual or special meeting of the stockholders.


          A NEW ARTICLE NINE WILL BE ADDED IN ITS ENTIRETY AS FOLLOWS:

                                  ARTICLE NINE

         Notwithstanding anything contained in this Certificate of Incorporation to the contrary, Article Six hereof shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the voting power of all of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, repeal or adopt any provision inconsistent with this Article Nine.

                                  Appendix A-2

                                                                   APPENDIX B


                           NAPRO BIOTHERAPEUTICS, INC.
                    1994 LONG-TERM PERFORMANCE INCENTIVE PLAN


         1. PURPOSE. The purpose of the 1994 Long-Term Performance Incentive Plan of NaPro BioTherapeutics, Inc. (the "Plan") is to advance the interests of NaPro BioTherapeutics, Inc., a Delaware corporation (the "Company"), and its stockholders by providing incentives to certain employees of the Company and to certain other key individuals who perform services for the Company, including those who contribute significantly to the strategic and long-term performance objectives and growth of the Company. In the case of options granted to the Company's non-employee directors, the Plan is intended to more closely align the interests of such directors with the Company's stockholders.

         2. ADMINISTRATION. The Plan shall be administered solely by the Board of Directors (the "Board") of the Company or, if the Board shall so designate, by a committee of the Board that shall be comprised of not fewer than two directors (the "Committee"); provided that if at any time Rule 16b-3 or any successor rule ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor statutory provision thereto (the "Code"), and any implementing regulations (and any successor provisions thereof), so permit without adversely affecting the ability of the Plan to comply with the conditions for exemption from Section 16 of the Exchange Act (or any successor provision) provided by Rule 16b-3 and the exemption from the limitations on the deductibility of certain executive compensation provided by Section 162(m), the Committee may delegate the administration of the Plan in whole or in part, on such terms and conditions, to such other person or persons as it may determine in its discretion. References to the Committee hereunder shall include the Board where appropriate. The membership of the Committee or such successor committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 and Section 162(m). No member of the Committee shall have within one year prior to his appointment received awards under the Plan ("Awards") or under any other plan, program or arrangement of the Company or any of its affiliates if such receipt would cause such member to cease to be a "disinterested person" under Rule 16b-3; provided that if at any time Rule 16b-3 so permits without adversely affecting the ability of the Plan to comply with the conditions for exemption from Section 16 of the Exchange Act (or any successor provision) provided by Rule 16b-3, one or more members of the Committee may cease to be a "disinterested person."

         The Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include exclusive authority (except as may be delegated as permitted herein) (i) to select the employees and other key individuals to be granted Awards under the Plan, (ii) to determine the type, size and terms of the Award to be made to each individual selected, subject to the limitations set forth in Paragraph 4(b), (iii) to modify the terms of any Award that has been granted, (iv) to determine the time when Awards will be granted, (v) to establish performance objectives, (vi) to make any adjustments necessary or desirable as a result of the granting of Awards to eligible individuals located outside the United States and (vii) to prescribe the form of the instruments embodying Awards made under the Plan; provided, however, that the terms of the formula plan set forth in Paragraph 9 shall not be subject to the discretion of the Committee. The Committee is authorized (A) to interpret the Plan and the Awards granted under the Plan, (B) to establish, amend and rescind any rules and regulations relating to the Plan, and (C) to make any other determinations which it deems necessary or desirable for the administration of the Plan. The Committee (or its delegate as permitted herein) may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee (or its delegate as permitted herein) in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their members or any officer of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Awards made or to be made to Plan participants. No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his own willful misconduct or as expressly provided by statute. Determinations to be made by the Committee under the Plan may be made by its delegates as permitted herein.

         3. ELIGIBILITY. Consistent with the purposes of the Plan, the Committee shall have exclusive power (except as may be delegated as permitted herein) to select the key employees and other key individuals performing services for the Company and any of its subsidiaries who may participate in the Plan and be granted Awards under the Plan. Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion. No non-employee director of the Company shall be eligible to receive an Award under the Plan, except pursuant to the formula plan set forth in Paragraph 9.

         4.       AWARDS UNDER THE PLAN.

         (a) TYPES OF AWARDS. Awards under the Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof: (i) "Stock Options," (ii) "Stock Appreciation Rights,"
(iii) "Restricted Stock," (iv) "Performance Grants" and (v) any other type of Award deemed by the Committee in its discretion to be consistent with the purposes of the Plan (including, but not limited to, Awards of or options or similar rights granted with respect to unbundled stock units or components thereof, and Awards to be made to participants who are foreign nationals or are employed or performing services outside the United States). Stock Options, which include "Nonqualified Stock Options" (which may be awarded to participants or sold at a price determined by the Committee ("Purchased Options")) and "Incentive Stock Options" or combinations thereof, are rights to purchase common shares of the Company having a par value of $.0075 per share and stock of any other class into which such shares may thereafter be changed (the "Common Shares"). Nonqualified Stock Options and Incentive Stock Options are subject to the terms, conditions and restrictions specified in Paragraph 5. Stock Appreciation Rights are rights to receive (without payment to the Company) cash, Common Shares, other Company securities (which may include, but need not be limited to, unbundled stock units or components thereof, debentures, preferred stock, warrants, securities convertible into Common Shares or other property ("Other Company Securities")) or property, or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of Common Shares specified in the Stock Appreciation Right. Stock Appreciation Rights are subject to the terms, conditions and restrictions specified in Paragraph 6. Shares of Restricted Stock are Common Shares which are issued subject to certain restrictions pursuant to Paragraph 7. Performance Grants are contingent awards subject to the terms, conditions and restrictions described in Paragraph 8, pursuant to which the participant may become entitled to receive cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee.

         (b) MAXIMUM NUMBER OF SHARES THAT MAY BE ISSUED. There may be issued under the Plan (as Restricted Stock, in payment of Performance Grants, pursuant to the exercise of Stock Options or Stock Appreciation Rights, or in payment of or pursuant to the exercise of such other Awards as the Committee, in its discretion, may determine) an aggregate of not more than (deleted text 375,000) 875,000 Common Shares subject to adjustment as provided in Paragraph 15, of which (deleted text 75,000) 180,000 shall be available for grant pursuant to the formula plan set forth in Paragraph 9. The maximum number of UNDERLYING Common Shares which any participant may (deleted text acquire pursuant to a grant of) BE GRANTED UNDER Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Grants or any other Award in any one taxable year of the Company shall not exceed (deleted text 50,000)200,000 Common Shares. Common Shares issued pursuant to the Plan may be either authorized but unissued shares, treasury shares, reacquired shares, or any combination thereof. If any Common Shares issued as Restricted Stock or otherwise subject to repurchase or forfeiture rights are reacquired by the Company pursuant to such rights, or if any Award is canceled, terminates or expires unexercised, any Common Shares that would otherwise have been issuable pursuant thereto will be available for issuance under new Awards.

         (c)      RIGHTS WITH RESPECT TO COMMON SHARES AND OTHER SECURITIES.

                           (i) Unless otherwise determined by the Committee in its discretion, a participant to whom an Award of Restricted Stock has been made (and any person succeeding to such a participant's rights pursuant to the Plan) shall have, after issuance of a certificate for the number of Common Shares awarded and prior to the expiration of the Restricted Period (as hereinafter defined), ownership of such Common Shares, including the right to vote the same and to receive dividends or other distributions made or paid with respect to such Common Shares (provided that such Common Shares, and any new, additional or different shares, or Other Company Securities or property, or other forms of consideration which the participant may be entitled to receive with respect to such Common Shares as a result of a stock split, stock dividend or any other change in the corporation or capital structure of the Company, shall be subject to the restrictions hereinafter described

                                 Appendix B - 2
         as determined by the Committee in its discretion), subject, however, to the options, restrictions and limitations imposed thereon pursuant to the Plan. Notwithstanding the foregoing, a participant with whom an Award agreement is made to issue Common Shares in the future, shall have no rights as a stockholder with respect to Common Shares related to such agreement until issuance of a certificate to him.

                           (ii) Unless otherwise determined by the Committee in its discretion, a participant to whom a grant of Stock Options, Stock Appreciation Rights, Performance Grants or any other Award is made (and any person succeeding to such a participant's rights pursuant to the
         Plan) shall have no rights as a stockholder with respect to any Common Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date of the issuance of a stock certificate to him for such Common Shares or other instrument of ownership, if any. Except as provided in Paragraph 15, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such stock certificate or other instrument of ownership, if any, is issued.

         5. STOCK OPTIONS. The Committee may grant or sell Stock Options either alone, or in conjunction with Stock Appreciation Rights, Performance Grants or other Awards, either at the time of grant or by amendment thereafter; provided that an Incentive Stock Option may be granted only to an eligible employee of the Company or any parent or subsidiary corporation. Each Stock Option (referred to herein as an "Option") granted or sold under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Option or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish:

         (a) Subject to the terms of options granted pursuant to the formula plan set forth in Paragraph 9, the option price may be equal to or greater than the fair market value of the Common Shares subject to such Option at the time the Option is granted, as determined by the Committee, but in no event may such option price be less than the fair market value of the underlying Common Shares at the time the Option is granted; provided, however, that in the case of an Incentive Stock Option granted to an employee who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or any parent or subsidiary (a "Ten Percent Employee"), such option price shall not be less than 110% of such fair market value at the time the Option is granted.

         (b) Subject to the per participant limitation set forth in Paragraph 4(b) and the formula plan set forth in Paragraph 9, the Committee shall determine the number of Common Shares to be subject to each Option. The number of Common Shares subject to an outstanding Option may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Shares under such Option are used to calculate the cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, received pursuant to exercise of a Stock Appreciation Right attached to such Option, or to the extent that any other Award granted in conjunction with such Option is paid.

         (c) The Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, and shall be exercisable during the grantee's lifetime only by him. Unless the Committee determines otherwise, the Option shall not be exercisable for at least six months after the date of grant, unless the grantee ceases employment or performance of services before the expiration of such six-month period by reason of his disability as defined in Paragraph 13 or his death.

         (d)      The Option shall not be exercisable:

                  (i) in the case of any Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five years from the date it is granted, and, in the case of any other Option, after the expiration of ten years from the date it is granted. Subject to the terms of the formula plan set forth in Paragraph 9, any Option may be exercised during such period only at such time or times and in such installments as the Committee may establish;

                                 Appendix B - 3

                  (ii) unless payment in full is made for the shares being acquired thereunder at the time of exercise; such payment shall be made in such form (including, but not limited to, cash, Common Shares, or the surrender of another outstanding Award under the Plan, or any combination thereof) as the Committee may determine in its discretion; and

                  (iii) unless the person exercising the Option has been, at all times during the period beginning with the date of the grant of the Option and ending on the date of such exercise, employed by or otherwise preforming services for the Company, or a corporation, or a parent or subsidiary of a corporation, substituting or assuming the Option in a transaction to which Section 424(a) of the Code is applicable, except that

                           (A) IF AN EMPLOYEE OF THE COMPANY OR A
                  PERSON PERFORMING SERVICES FOR THE COMPANY OTHER THAN AS A DIRECTOR SHALL CEASE SUCH EMPLOYMENT OR PERFORMANCE OF SERVICES (OTHER THAN BY A TERMINATION OR REMOVAL FOR CAUSE) WHILE HOLDING AN OPTION WHICH HAS NOT EXPIRED AND HAS NOT BEEN FULLY EXERCISED, SUCH PERSON, AT ANY TIME WITHIN 9.0 DAYS (OR SUCH PERIOD DETERMINED BY THE COMMITTEE) AFTER THE DATE HE CEASED SUCH EMPLOYMENT OR PERFORMANCE OF SERVICES (BUT IN NO EVENT AFTER THE OPTION HAS EXPIRED), MAY EXERCISE THE OPTION WITH RESPECT TO ANY SHARES AS TO WHICH HE COULD HAVE EXERCISED THE OPTION ON THE DATE HE CEASED SUCH EMPLOYMENT OR PERFORMANCE OF SERVICES, OR WITH RESPECT TO SUCH GREATER NUMBER OF SHARES AS DETERMINED BY THE COMMITTEE; OR

                           (B) IF A NON-EMPLOYEE DIRECTOR OF THE COMPANY SHALL
                  RESIGN OR SHALL OTHERWISE BE REMOVED (OTHER THAN A REMOVAL FOR CAUSE) WHILE HOLDING AN OPTION WHICH HAS NOT EXPIRED AND HAS NOT BEEN FULLY EXERCISED, SUCH NON-EMPLOYEE DIRECTOR, AT ANY TIME WITHIN THREE YEARS (OR SUCH PERIOD DETERMINED BY THE COMMITTEE) AFTER THE DATE HE CEASED TO BE A DIRECTOR (BUT IN NO EVENT AFTER THE OPTION HAS EXPIRED), MAY EXERCISE THE OPTION WITH RESPECT TO ANY SHARES AS TO WHICH HE COULD HAVE EXERCISED THE OPTION ON THE DATE HE CEASED TO BE A DIRECTOR, OR WITH RESPECT TO SUCH GREATER NUMBER OF SHARES AS DETERMINED BY THE COMMITTEE; OR

                           (deleted text (A))(C) if such person shall cease
                  such employment or performance of services by reason of his disability as defined in Paragraph 13 or early, normal or deferred retirement under an approved retirement program of the Company (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose) while holding an Option which has not expired and has not been fully exercised, such person, at any time within three years (or such period determined by the Committee) after the date he ceased such employment or performance of services (but in no event after the Option has expired), may exercise the Option with respect to any shares as to which he could have exercised the Option on the date he ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee; IN THE EVENT THAT SUCH A DISABLED PERSON, WITHIN THREE YEARS FOLLOWING TERMINATION OF EMPLOYMENT, RESUMES HIS EMPLOYMENT OR PERFORMANCE OF SERVICES FOR THE COMPANY: (i) SUCH PERSON MAY EXERCISE SUCH OPTION WITH RESPECT TO ALL SHARES UNDERLYING SUCH OPTION AS ORIGINALLY GRANTED; PROVIDED THAT, TO THE EXTENT THAT ANY OF SUCH SHARES WERE NOT EXERCISABLE AT THE TIME OF SUCH PERSON'S TERMINATION OF EMPLOYMENT OR PERFORMANCE OF SERVICES BY REASON OF DISABILITY, SUCH PERSON MAY EXERCISE SUCH OPTION WITH RESPECT TO SUCH UNEXERCISABLE SHARES ONLY IN ACCORDANCE WITH A REVISED VESTING SCHEDULE AS DETERMINED BY THE COMMITTEE AND (ii) THE EXPIRATION DATE OF SUCH OPTION SHALL BE AUTOMATICALLY EXTENDED BY A PERIOD OF TIME EQUAL TO THE PERIOD COMMENCING ON THE DATE THAT SUCH PERSON'S EMPLOYMENT OR PERFORMANCE OF SERVICES FOR THE COMPANY WAS TERMINATED BY REASON OF DISABILITY AND ENDING ON THE DATE SUCH PERSON RESUMED EMPLOYMENT OR PERFORMANCE OF SERVICES FOR THE COMPANY; PROVIDED THAT, NOTWITHSTANDING THE FOREGOING, THE EXPIRATION DATE OF ANY INCENTIVE STOCK OPTION SHALL NOT IN ANY CASE BE SO EXTENDED; or

                           (deleted text (B))(D) if any person to whom an
                  Option has been granted shall die holding an Option which has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may, at any time within one year (or such other period determined by the Committee) after the date of death (but in no event after the Option has expired), exercise the Option with respect to any shares as to which the decedent could have exercised the Option at the time of his death, or with respect to such greater number of shares as determined by the Committee.
                                 Appendix B - 4

        (e) In the case of an Incentive Stock Option, the amount of the aggregate fair market value of Common Shares (determined at the time of grant of the Option pursuant to subparagraph 5(a) of the Plan) with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under all such plans of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

         (f) It is the intent of the Company that Nonqualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that the Incentive Stock Options granted under the Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 and the other appropriate provisions of the Code and any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction shall be interpreted in order to effectuate such intent.

         (g) A Purchased Option may contain such additional terms not inconsistent with this Plan, including, but not limited to, the circumstances under which the purchase price of such Purchased Option may be returned to the optionee, as the Committee may determine in its sole discretion.

         6. STOCK APPRECIATION RIGHTS. The Committee may grant Stock Appreciation Rights either alone, or in conjunction with Stock Options, Performance Grants or other Awards, either at the time of grant or by amendment thereafter. Each Award of Stock Appreciation Rights granted under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the Common Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish:

         (a) Subject to the per participant limitation set forth in Paragraph 4(b), the Committee shall determine the number of Common Shares to be subject to each Award of Stock Appreciation Rights. The number of Common Shares subject to an outstanding Award of Stock Appreciation Rights may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Common Shares under such Award of Stock Appreciation Rights are used to calculate the cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, received pursuant to exercise of an Option attached to such Award of Stock Appreciation Rights, or to the extent that any other Award granted in conjunction with such Award of Stock Appreciation Rights is paid.

         (b) The Award of Stock Appreciation Rights may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, and shall be exercisable during the grantee's lifetime only by him. Unless the Committee determines otherwise, the Award of Stock Appreciation Rights shall not be exercisable for at least six months after the date of grant, unless the grantee ceases employment or performance of services before the expiration of such six-month period by reason of his disability as defined in Paragraph 13 or his death.

         (c) The Award of Stock Appreciation Rights shall not be exercisable:

                  (i) in the case of any Award of Stock Appreciation Rights which is attached to an Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five years from the date it is granted, and, in the case of any other Award of Stock Appreciation Rights, after the expiration of ten years from the date it is granted. Any Award of Stock Appreciation Rights may be exercised during such period only at such time or times and in such installments as the Committee may establish;

                  (ii) unless the Option or other Award to which the Award of Stock Appreciation Rights is attached is at the time exercisable; and

                  (iii) unless the person exercising the Award of Stock Appreciation Rights has been, at all times during the period beginning with the date of the grant thereof and ending on the date of such exercise, employed by or otherwise performing services for the Company, except that


                                 Appendix B - 5

                  (A) if such person shall cease such employment or performance of services by reason of his disability as defined in Paragraph 13 or early, normal or deferred retirement under an approved retirement program of the Company (or such other plan or arrangement as may be approved by the Committee, in its discretion, for this purpose) while holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, such person may, at any time within three years (or such other period determined by the Committee) after the date he ceased such employment or performance of services (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights with respect to any shares as to which he could have exercised the Award of Stock Appreciation Rights on the date he ceased such employment or performance of services, or with respect to such greater number of shares as determined by the Committee; or

                           (B) if any person to whom an Award of Stock
                  Appreciation Rights has been granted shall die holding an Award of Stock Appreciation Rights which has not expired and has not been fully exercised, his executors, administrators, heirs or distributees, as the case may be, may at any time within one year (or such other period determined by the Committee) after the date of death (but in no event after the Award of Stock Appreciation Rights has expired), exercise the Award of Stock Appreciation Rights with respect to any shares as to which the decedent could have exercised the Award of Stock Appreciation Rights at the time of his death, or with respect to such greater number of shares as determined by the Committee.

         (d) An Award of Stock Appreciation Rights shall entitle the holder (or any person entitled to act under the provisions of subparagraph 6(c)(iii)(B) hereof) to exercise such Award or to surrender unexercised the Option (or other Award) to which the Stock Appreciation Right is attached (or any portion of such Option or other Award) to the Company and to receive from the Company in exchange thereof, without payment to the Company, that number of Common Shares having an aggregate value equal to (or, in the discretion of the Committee, less than) the excess of the fair market value of one share, at the time of such exercise, over the exercise price (or Option Price, as the case may be), times the number of shares subject to the Award or the Option (or other Award), or portion thereof, which is so exercised or surrendered, as the case may be. The Committee shall be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or Other Company Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee, equal to the aggregate value of the Common Shares it would otherwise be obligated to deliver. Any such election by the Committee shall be made as soon as practicable after the receipt by the Committee of written notice of the exercise of the Stock Appreciation Right. The value of a Common Share, Other Company Securities or property, or other forms of payment determined by the Committee for this purpose shall be the fair market value thereof on the last business day next preceding the date of the election to exercise the Stock Appreciation Right, unless the Committee, in its discretion, determines otherwise.

         (e) A Stock Appreciation Right may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Stock Appreciation Right or of the related Option (or other Award), or such other date as specified by the Committee, if at such time such Stock Appreciation Right has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof as provided in subparagraph 6(d) hereof.

         (f) No fractional shares may be delivered under this Paragraph 6, but in lieu thereof a cash or other adjustment shall be made as determined by the Committee in its discretion.

         7. RESTRICTED STOCK. Each Award of Restricted Stock under the Plan shall be evidenced by an instrument in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish:

         (a) Subject to the per participant limitation set forth in Paragraph 4(b), the Committee shall determine the number of Common Shares to be issued to a participant pursuant to the Award, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both.


                                 Appendix B - 6

         (b) Restricted Stock awarded to a participant in accordance with the Award shall be subject to the following restrictions until the expiration of such period as the Committee shall determine, from the date on which the Award is granted (the "Restricted Period"): (i) a participant to whom an award of Restricted Stock is made shall be issued, but shall not be entitled to, the delivery of a stock certificate, (ii) the Restricted Stock shall not be transferable prior to the end of the Restricted Period, (iii) the Restricted Stock shall be forfeited and the stock certificate shall be returned to the Company and all rights of the holder of such Restricted Stock to such shares and as a shareholder shall terminate without further obligation on the part of the Company if the participant's continuous employment or performance of services for the Company shall terminate for any reason prior to the end of the Restricted Period, except as otherwise provided in subparagraph 7(c), and (iv) such other restrictions as determined by the Committee in its discretion.

         (c) If a participant who has been in continuous employment or performance of services for the Company since the date on which a Restricted Stock Award was granted to him shall, while in such employment or performance of services, die, or terminate such employment or performance of services by reason of disability as defined in Paragraph 13 or by reason of early, normal or deferred retirement under an approved retirement program of the Company (or such other plan or arrangement as may be approved by the Committee in its discretion, for this purpose) and any of such events shall occur after the date on which the Award was granted to him and prior to the end of the Restricted Period of such Award, the Committee may determine to cancel any and all restrictions on any or all of the Common Shares subject to such Award.

         8. PERFORMANCE GRANTS. The Award of the Performance Grant ("Performance Grant") to a participant will entitle him to receive a specified amount determined by the Committee (the "Actual Value"), if the terms and conditions specified herein and in the Award are satisfied. Each Award of a Performance Grant shall be subject to the following terms and conditions, and to such other terms and conditions, including, but not limited to, restrictions upon any cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof, issued in respect of the Performance Grant, as the Committee, in its discretion, shall establish, and shall be embodied in an instrument in such form and substance as is determined by the Committee:

         (a) Subject to the per participant limitation set forth in Paragraph 4(b), the Committee shall determine the value or range of values of a Performance Grant to be awarded to each participant selected for an Award and whether or not such a Performance Grant is granted in conjunction with an Award of Options, Stock Appreciation Rights, Restricted Stock or other Award, or any combination thereof, under the Plan (which may include, but need not be limited to, deferred Awards) concurrently or subsequently, granted to the participant (the "Associated Award"). As determined by the Committee, the maximum value of each Performance Grant (the "Maximum Value") shall be: (i) an amount fixed by the Committee at the time the Award is made or amended thereafter, (ii) an amount which varies from time to time based in whole or in part on the then current value of the Common Shares, Other Company Securities or property, or other securities or property, or any combination thereof or (iii) an amount that is determinable from criteria specified by the Committee. Performance Grants may be issued in different classes or series having different names, terms and conditions. In the case of a Performance Grant awarded in conjunction with an Associated Award, the Performance Grant may be reduced on an appropriate basis to the extent that the Associated Award has been exercised, paid to or otherwise received by the participant, as determined by the Committee.

         (b) The award period ("Award Period") related to any Performance Grant shall be a period determined by the Committee. At the time each Award is made, the Committee shall establish performance objectives to be attained within the Award Period as the means of determining the Actual Value of such a Performance Grant. The performance objectives shall be based on such measure or measures of performance, which may include, but need not be limited to, the performance of the participant, the Company, one or more of its subsidiaries or one or more of their divisions or units, or any combination of the foregoing, as the Committee shall determine, and may be applied on an absolute basis or be relative to industry or other indices, or any combination thereof. The Actual Value of a Performance Grant shall be equal to its Maximum Value only if the performance objectives are attained in full, but the Committee shall specify the manner in which the Actual Value of Performance Grants shall be determined if the performance objectives are met in part. Such performance measures, the Actual Value or the Maximum Value, or any combination thereof, may be adjusted in any manner by the Committee in its discretion at any time and from time to time during or as soon as practicable after the Award Period, if it determines that such performance measures, the Actual Value or the Maximum Value, or any combination thereof, are not appropriate under the circumstances.


                                 Appendix B - 7

         (c) The rights of a participant in Performance Grants awarded to him shall be provisional and may be canceled or paid in whole or in part, all as determined by the Committee, if the participant's continuous employment or performance of services for the Company shall terminate for any reason prior to the end of the Award Period.

         (d) The Committee shall determine whether the conditions of subparagraph 8(b) or 8(c) hereof have been met and, if so, shall ascertain the Actual Value of the Performance Grants. If the Performance Grants have no Actual Value, the Award and such Performance Grants shall be deemed to have been canceled and the Associated Award, if any, may be canceled or permitted to continue in effect in accordance with its terms. If the Performance Grants have any Actual Value and:

                  (i) were not awarded in conjunction with an Associated Award, the Committee shall cause an amount equal to the Actual Value of the Performance Grants earned by the participant to be paid to him or his beneficiary as provided below; or

                  (ii) were awarded in conjunction with an Associated Award, the Committee shall determine, in accordance with criteria specified by the Committee (A) to cancel the Performance Grants, in which event no amount in respect thereof shall be paid to the participant or his beneficiary, and the Associated Award may be permitted to continue in effect in accordance with its terms, (B) to pay the Actual Value of the Performance Grants to the participant or his beneficiary as provided below, in which event the Associated Award may be canceled or (C) to pay to the participant or his beneficiary as provided below, the Actual Value of only a portion of the Performance Grants, in which event all or a portion of the Associated Award may be permitted to continue in effect in accordance with its terms or be canceled, as determined by the Committee.

         Such determination by the Committee shall be made as promptly as practicable following the end of the Award Period or upon the earlier termination of employment or performance of services, or at such other time or times as the Committee shall determine, and shall be made pursuant to criteria specified by the Committee.

         Payment of any amount in respect of the Performance Grants which the Committee determines to pay as provided above shall be made by the Company as promptly as practicable after the end of the Award Period or at such other time or times as the Committee shall determine, and may be made in cash, Common Shares, Other Company Securities or property, or other forms of payment, or any combination thereof or in such other manner, as determined by the Committee in its discretion. Notwithstanding anything in this Paragraph 8 to the contrary, the Committee may, in its discretion, determine and pay out the Actual Value of the Performance Grants at any time during the Award Period.

         9.       FORMULA PLAN FOR NON-EMPLOYEE DIRECTORS.

         (A) Nonqualified Stock Options covering (deleted text 5,000) 10,000 Common Shares shall be automatically granted to each person who is not an employee of the Company or any of its subsidiaries and is (i) elected or re-elected as a director of the Company at an annual meeting of the Company's stockholders or (ii) appointed as a director of the Company in accordance with its Bylaws following (deleted text 1994) an annual meeting (each, an "Eligible Director"), commencing with the Company's 1996 annual meeting of stockholders, on the next business day following each such election, reelection or appointment, as the case may be.(deleted text Each of the three yeats after the Company's 1994 annual meeting of stockholders, Nonqualified Stock Options covering 5,000 shares of Common Stock shall be granted to each Eligible Director on the next business day following the date of each such Eligible Director's election, reelection or appointments).


(B) NONQUALIFIED STOCK OPTIONS COVERING 10,000 COMMON SHARES SHALL BE AUTOMATICALLY GRANTED TO EACH ELIGIBLE DIRECTOR WHO IS APPOINTED OR REAPPOINTED AS THE CHAIRMAN OF THE AUDIT, COMPENSATION OR STRATEGIC PLANNING COMMITTEE OF THE BOARD OF DIRECTORS OR ANY ADDITIONAL PERMANENT COMMITTEES OF THE BOARD OF DIRECTORS, COMMENCING WITH THE COMPANY'S 1996 ANNUAL MEETING OF STOCKHOLDERS, ON THE NEXT BUSINESS DAY FOLLOWING EACH SUCH APPOINTMENT OR REAPPOINTMENT, AS THE CASE MAY BE

         (C) Each Nonqualified Stock Option granted to an Eligible Director pursuant to this Paragraph 9 shall (i) have an option price equal to the fair market value of the Common Shares on the date of grant, (ii) become exercisable in full
                                 Appendix B - 8
on the first anniversary following the date of grant; provided, however, that a Nonqualified Stock Option granted to an Eligible Director who is appointed to the Board will become exercisable in full on the next business day following the later of (A) the Company's annual meeting of stockholders next following the grant date or (B) six months following the date of grant and (iii) have a term of ten years from the date of grant. As used herein, the term "subsidiary" means any corporation more than 50% of whose voting stock is owned, directly or indirectly, by the Company.

         10. DEFERRAL OF COMPENSATION. The Committee shall determine whether or not an Award shall be made in conjunction with deferral of the participant's salary, bonus or other compensation, or any combination thereof, and whether or not such deferred amounts may be

                  (i) forfeited to the Company or to other participants or any combination thereof, under certain circumstances (which may include, but need not be limited to, certain types of termination of employment or performance of services for the Company),

                  (ii) subject to increase or decrease in value based upon the attainment of or failure to attain, respectively, certain performance measures and/or

                  (iii) credited with income equivalents (which may include, but need not be limited to, interest, dividends or other rates of return) until the date or dates of payment of the Award, if any.

         11. DEFERRED PAYMENT OF AWARDS. The Committee may specify that the payment of all or any portion of cash, Common Shares, Other Company Securities or property, or any other form of payment, or any combination thereof, under an Award shall be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms, as the Committee shall determine in its discretion. Deferred payments of Awards may be made by undertaking to make payment in the future based upon the performance of certain investment equivalents (which may include, but need not be limited to, government securities, Common Shares, other securities, property or consideration, or any combination thereof), together with such additional amounts of income equivalents (which may be compounded and may include, but need not be limited to, interest, dividends or other rates of return or any combination thereof) as may accrue thereon until the date or dates of payment, such investment equivalents and such additional amounts of income equivalents to be determined by the Committee in its discretion.

         12. AMENDMENT OR SUBSTITUTION OF AWARDS UNDER THE PLAN. The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award and/or payments thereunder); provided that no such amendment shall adversely affect in a material manner any right of a participant under the Award without his written consent, unless the Committee determines in its discretion that there have occurred or are about to occur significant changes in the participant's position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions which are determined by the Committee in its discretion to have or to be expected to have a substantial effect on the performance of the Company, or any subsidiary, affiliate, division or department thereof, on the Plan or on any Award under the Plan. The Committee may, in its discretion, permit holders of Awards under the Plan to surrender outstanding Awards in order to exercise or realize rights under other Awards, or in exchange for the grant of new Awards, or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under the Plan. This Paragraph 12 shall not apply to grants of Nonqualified Stock Options to Eligible Directors pursuant to Paragraph 9.

         13. DISABILITY. For the purposes of this Plan, a participant shall be deemed to have terminated his employment or performance of services for the Company and any of its subsidiaries by reason of disability, if the Committee shall determine that the physical or mental condition of the participant by reason of which such employment or performance of services terminated was such at that time as would entitle him to payment of monthly disability benefits under any Company disability plan. If the participant is not eligible for benefits under any disability plan of the Company, he shall be deemed to have terminated such employment or performance of services by reason of disability if the Committee shall determine that his physical or mental condition would entitle him to benefits under any Company disability plan if he were eligible therefor.


                                 Appendix B - 9

        14. TERMINATION OF A PARTICIPANT. For all purposes under the Plan, the Committee shall determine whether a participant has terminated employment with, or the performance of services for, the Company.

         15. DILUTION AND OTHER ADJUSTMENTS. In the event of any change in the outstanding Common Shares of the Company by reason of any stock split, dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all of its assets, any distribution to stockholders other than a normal cash dividend, or other extraordinary or unusual event, if the Committee shall determine, in its discretion, that such change equitably requires an adjustment in the terms of any Award or the number of Common Shares available for Awards, such adjustment may be made by the Committee and shall be final, conclusive and binding for all purposes of the Plan. In the event of the proposed dissolution or liquidation of the Company, all outstanding Awards shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

         16.      CHANGE IN CONTROL PROVISIONS.

         (a) IMPACT OF EVENT. In the event of a "Change in Control" as defined in Paragraph 16(b) hereof the following acceleration and valuation provisions shall apply:

                  (i) Any Stock Appreciation Rights and any Stock Options awarded under the Plan not previously exercisable shall become fully exercisable.

                  (ii) The restrictions and deferral limitations applicable to any Restricted Stock and other Awards payable in the form of Common Shares, shall lapse and such shares and awards shall be deemed fully vested.

                  (iii) Any outstanding Performance Grants shall be vested and paid out based on the prorated target results for the Award Periods in question, unless the Committee provides prior to any Change in Control for a different payment.

                  (iv) The value of all outstanding Stock Options; Stock Appreciation Rights, Restricted Stock, Performance Grants and any other type of Award payable in the form of Common Shares, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the "Change in Control Price" as defined in Paragraph 16(c) hereof as of the date such Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

         (b) DEFINITION OF "CHANGE IN CONTROL." For purposes of Paragraph 16(a), a "Change in Control" means the happening of any of the following:

                  (i) When any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing twenty-five percent or more of the combined voting power of the Company's then outstanding securities;

                  (ii) When, during any period of 12 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 12-month period shall be deemed to have satisfied such 12-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 12-month period) or by prior operation of this Paragraph 16(b)(ii); or


                                 Appendix B - 10

                  (iii) The approval by the stockholders of the Company of a transaction involving the acquisition of the Company by an entity other than the Company or any subsidiary through purchase of assets, by merger, or otherwise.

         (c) CHANGE IN CONTROL PRICE. For purposes of this Paragraph 16, "Change in Control Price" means the highest price per share paid in any transaction reported on any national securities exchange on which the Company's Common Shares are listed, or paid or offered in any bona fide transaction related to a Change in Control of the Company at any time during the sixty-day period immediately preceding the occurrence of the Change in Control, in each case as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights

relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Stock Appreciation Rights or, where applicable, the date on which a cashout occurs under Paragraph 16(a)(iv).

         17. DESIGNATION OF BENEFICIARY BY PARTICIPANT. A participant may name a beneficiary to receive any payment to which he may be entitled in respect of any Award under the Plan in the event of his death, on a written form to be provided by and filed with the Committee, and in a manner determined by the Committee in its discretion. The Committee reserves the right to review and approve beneficiary designations. A participant may change his beneficiary from time to time in the same manner, unless such participant has made an irrevocable designation. Any designation of beneficiary under the Plan (to the extent it is valid and enforceable under applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Committee in its discretion. If no designated beneficiary survives the participant and is living on the date on which any amount becomes payable to such a participant's beneficiary, such payment will be made to the legal representatives of the participant's estate, and the term "beneficiary" as used in the Plan shall be deemed to include such person or persons. If there are any questions as to the legal right of any beneficiary to receive a distribution under the Plan, the Committee in its discretion may determine that the amount in question be paid to the legal representatives of the estate of the participant, in which event the Company, the Board and the Committee and the members thereof, will have no further liability to anyone with respect to such amount.

         18. FINANCIAL ASSISTANCE. If the Committee determines that such action is advisable, the Company may assist any person to whom an Award has been granted in obtaining financing from the Company (or under any program of the Company approved pursuant to applicable law), or from a bank or other third party, on such terms as are determined by the Committee, and in such amount as is required to accomplish the purposes of the Plan, including, but not limited to, to permit the exercise of an Award, the participation therein, and/or the payment of any taxes in respect thereof. Such assistance may take any form that the Committee deems appropriate, including, but not limited to, a direct loan from the Company, a guarantee of the obligation by the Company, or the maintenance by the Company of deposits with such bank or third party.

         19.      MISCELLANEOUS PROVISIONS.

         (a) No employee or other person shall have any claim or right to be granted an Award under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company, and the right to terminate the employment of or performance of services by any participants at any time and for any reason is specifically reserved.

         (b) No participant or other person shall have any right with respect to the Plan, the Common Shares reserved for issuance under the Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.

         (c) Except as may be approved by the Committee where such approval shall not adversely affect compliance of the Plan with Rule 16b-3 under the Exchange Act, a participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a participant's death) including, but not by way of limitation, execution, levy,

                                 Appendix B - 11
garnishment, attachment, pledge, bankruptcy or in any other manner, provided, however, that any Option or similar right (including, but not limited to, a Stock Appreciation Right) offered pursuant to the Plan shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the participant's lifetime only by him.

         (d) No Common Shares, Other Company Securities or property, other securities or property, or other forms of payment shall be issued hereunder with respect to any Award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.


         (e) It is the intent of the Company that the Plan comply in all respects with Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Rule 16b-3 or Section 162(m), such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3 or Section 162(m), as the case may be.

         (f) The Company shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under the Plan, that the participant (or any beneficiary or person entitled to act) pay to the Company, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof. Notwithstanding anything in the Plan to the contrary, the Committee may, in its discretion, permit an eligible participant (or any beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, Common Shares, Other Company Securities or property, other securities or property, or other forms of payment, or any combination thereof, owned by such person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a fair market value equal to the amount of such taxes).

         (g)      The expenses of the Plan shall be borne by the Company.

         (h) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, and rights to the payment of Awards shall be no greater than the rights of the Company's general creditors.

         (i) By accepting any Award or other benefit under the Plan, each participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee or its delegates.

         (j) Fair market value in relation to Common Shares, Other Company Securities or property, other securities or property or other forms of payment of Awards under the Plan, or any combination thereof, as of any specific time shall mean such value as determined by the Committee in accordance with applicable law.

         (k) The masculine pronoun includes the feminine and the singular includes the plural wherever appropriate.

         (l) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Awards hereunder of any Common Shares issued pursuant hereto as may be required by Section 13 or 15(d) of the Exchange Act (or any successor provision) or any other applicable statute, rule or regulation.

         (m) The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to Awards granted under the Plan, shall be governed by the substantive

                                 Appendix B - 12
laws, but not the choice of law rules, of the State of Delaware.

         20. PLAN AMENDMENT OR SUSPENSION. The Plan may be amended or suspended in whole or in part at any time from time to time by the Board, but no amendment shall be effective unless and until the same is approved by stockholders of the Company where the failure to obtain such approval would adversely affect the compliance of the Plan with Rule 16b-3 under the Exchange Act and with other applicable law. No amendment of the Plan shall adversely affect in a material manner any right of any participant with respect to any Award theretofore granted without such participant's written consent, except as permitted under Paragraph 12. The terms of the formula plan set forth in Paragraph 9 relating to the amount, price and timing of grants of Nonqualified Stock Options to Eligible Directors shall not be amended more than once every six months, except to comport with changes in the Code and the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder.

         21. PLAN TERMINATION. This Plan shall terminate upon the earlier of the following dates or events to occur.

         (a) upon the adoption of a resolution of the Board terminating the Plan; or

         (b) ten years from the date the Plan is initially approved and adopted by the stockholders of the Company in accordance with Paragraph 22 hereof, provided, however, that the Board may, prior to the expiration of such ten-year period, extend the term of the Plan for an additional period of up to five years for the grant of Awards other than Incentive Stock Options. No termination of the Plan shall materially alter or impair any of the rights or obligations of any person, without his consent, under any Award theretofore granted under the Plan, except that subsequent to termination of the Plan, the Committee may make amendments permitted under Paragraph 12.

         22. STOCKHOLDER ADOPTION. The Plan shall be submitted to the stockholders of the Company, for their approval and adoption in accordance with applicable law and Rule 16b-3 under the Exchange Act and Section 162(m) under the Code. The Plan shall not be effective and no Award shall be made hereunder unless and until the Plan has been so approved and adopted.

                                 Appendix B - 13

                                  COMMON STOCK
                      SERIES A CONVERTIBLE PREFERRED STOCK
                           NAPRO BIOTHERAPEUTICS, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 30, 1996

         THE UNDERSIGNED HEREBY APPOINTS LEONARD P. SHAYKIN, STERLING K. AINSWORTH AND PATRICIA A. PILIA, OR ANY OF THEM, WITH FULL POWER OF SUBSTITUTION, AS A PROXY OR PROXIES TO REPRESENT THE UNDERSIGNED AT THE ANNUAL MEETING (THE "ANNUAL MEETING") OF STOCKHOLDERS OF NAPRO BIOTHERAPEUTICS, INC. (THE "COMPANY") TO BE HELD ON JULY 30, 1996, AT 9:00 A.M. AT THE CONFERENCE CENTER AT THE RAINTREE PLAZA HOTEL, 1850 INDUSTRIAL CIRCLE, LONGMONT, COLORADO, AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, AND TO VOTE THEREAT ALL THE SHARES OF COMMON STOCK, $.075 PAR VALUE PER SHARE AND SERIES A CONVERTIBLE PREFERRED STOCK, $.001 PAR VALUE PER SHARE, HELD OF RECORD BY THE UNDERSIGNED AT THE CLOSE OF BUSINESS ON MAY 31, 1996, WITH ALL THE POWER THAT THE UNDERSIGNED WOULD POSSESS IF PERSONALLY PRESENT, AS DESIGNATED ON THE REVERSE SIDE.

         SHARES WILL BE VOTED AS SPECIFIED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AND APPROVAL OF THE PROPOSALS. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS. THE PROXIES OR SUBSTITUTES MAY VOTE ACCORDINGLY IN THEIR DISCRETION UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

   X     PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE
- ------

1.  ELECTION OF DIRECTORS:
         CLASS I NOMINEES:          LEONARD P. SHAYKIN
         (TO SERVE UNTIL            PHILLIP FROST
         1997 ANNUAL MEETING)       ARTHUR H. HAYES, JR.

         CLASS II NOMINEES:         E. GARRETT BEWKES, JR.
         (TO SERVE UNTIL            VAUGHN D. BRYSON
         1998 ANNUAL MEETING)       PATRICIA A. PILIA

         CLASS III NOMINEES:        STERLING K. AINSWORTH
         (TO SERVE UNTIL            MARK B. HACKEN
         1999 ANNUAL MEETING)       RICHARD C. PFENNIGER, JR.

         FOR               WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED
           [ ]                                        [ ]
         TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW:

         ---------------------------

2. AMENDMENTS TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION: TO (A) CLASSIFY THE BOARD OF DIRECTORS INTO THREE CLASSES; (B) PROVIDE THAT DIRECTORS MAY BE REMOVED ONLY FOR CAUSE AND ONLY WITH THE APPROVAL OF THE HOLDERS OF AT LEAST 80% OF THE VOTING POWER OF THE COMPANY; AND (C) REQUIRE THE CONCURRENCE OF THE HOLDERS OF AT LEAST 80% OF THE VOTING POWER OF THE COMPANY TO ALTER, AMEND OR REPEAL, OR TO ADOPT ANY PROVISION INCONSISTENT WITH, THE FOREGOING AMENDMENTS;

            FOR      [ ]      AGAINST         [ ]       ABSTAIN          [ ]

3. AMENDMENTS TO THE COMPANY'S 1994 LONG-TERM PERFORMANCE INCENTIVE PLAN (THE "1994 PLAN") TO: (I) INCREASE THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK ISSUABLE AS AWARDS UNDER THE PLAN FROM 375,000 TO 875,000 (OF WHICH 180,000 SHARES WILL BE RESERVED FOR ISSUANCE TO NON-EMPLOYEE DIRECTORS UNDER THE FORMULA PROVISIONS OF THE 1994 PLAN); (II) PROVIDE THAT THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK THAT ANY PARTICIPANT MAY BE GRANTED UNDER AWARDS IN ANY ONE TAXABLE YEAR WILL BE 200,000 SHARES; (III) INCREASE THE NUMBER OF SHARES OF COMMON STOCK UNDERLYING AUTOMATIC GRANTS OF NON-QUALIFIED STOCK OPTIONS TO NON-EMPLOYEE DIRECTORS FROM 5,000 TO 10,000 SHARES; (IV) PROVIDE FOR AUTOMATIC GRANTS OF NON-QUALIFIED STOCK OPTIONS TO PURCHASE 10,000 SHARES OF COMMON STOCK TO EACH DIRECTOR WHO SERVES AS CHAIRMAN OF THE AUDIT, COMPENSATION AND STRATEGIC PLANNING COMMITTEES OF THE BOARD OF DIRECTORS; (V) PROVIDE FOR A PERIOD OF 90 DAYS FOLLOWING TERMINATION OF AN EMPLOYEE'S RELATIONSHIP WITH THE COMPANY, OR FOR A PERIOD OF THREE YEARS IN THE CASE OF A RESIGNATION OR REMOVAL OF A NON-EMPLOYEE DIRECTOR, DURING WHICH VESTED STOCK OPTIONS GRANTED UNDER THE 1994 PLAN WILL REMAIN EXERCISABLE, UNLESS AN EMPLOYEE OR A NON-EMPLOYEE DIRECTOR, AS THE CASE MAY BE, IS TERMINATED OR REMOVED FOR CAUSE; AND (VI) PROVIDE THAT PLAN PARTICIPANTS WHO RESUME EMPLOYMENT OR PERFORMANCE OF SERVICES FOR THE COMPANY AFTER TERMINATION BY REASON OF DISABILITY MAY EXERCISE UNVESTED STOCK OPTIONS IN ACCORDANCE WITH A REVISED VESTING SCHEDULE AND THAT THE EXPIRATION DATE OF SUCH STOCK OPTIONS (OTHER THAN INCENTIVE STOCK OPTIONS) BE AUTOMATICALLY EXTENDED BY THE LENGTH OF TIME SUCH PARTICIPANT REMAINED TERMINATED BY REASON OF DISABILITY.

            FOR      [ ]      AGAINST         [ ]       ABSTAIN          [ ]

4. TO RATIFY THE SELECTION BY THE BOARD OF DIRECTORS OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1996;

            FOR      [ ]      AGAINST         [ ]       ABSTAIN          [ ]


PLEASE DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

SIGNATURE(S)                                          DATE
           -------------------------------------------    --------------------
NOTE: PLEASE SIGN THIS PROXY AS YOUR NAME APPEARS HEREON, INCLUDING THE TITLE "EXECUTOR," "TRUSTEE," ETC. IF SUCH IS INDICATED. IF JOINT ACCOUNT, EACH JOINT OWNER SHOULD EACH SIGN. IF STOCK IS HELD BY A CORPORATION, THIS PROXY SHOULD BE EXECUTED BY A PROPER OFFICER THEREOF.